ROSETTA RESOURCES INC.
717 Texas, Suite 2800
Houston, Texas 77002

April 1, 2008

Dear Rosetta Stockholder:

I am pleased to invite you to Rosetta’s Annual Meeting of Stockholders. The Annual Meeting will be held at the Magnolia Hotel (1100 Texas, Houston, Texas 77002) on Friday, May 9, 2008 at 9:00 a.m., local Houston time. If you cannot be present at the Annual Meeting, I ask that you participate by completing the enclosed proxy and returning it at your earliest convenience.

At the Annual Meeting, you and the other stockholders will elect five directors to Rosetta’s Board of Directors as described in the accompanying Proxy Statement. You will also have the opportunity to hear a brief update on our Company, including highlights from 2007 and an outlook for 2008. We will also provide an opportunity for you to ask questions. It is an exciting time for Rosetta and we look forward to your continued interest in our Company. I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about each of the nominees for the Board. The Proxy Statement also includes a proposal to ratify the Company’s independent registered public accounting firm and a proposal to increase the number of shares available for award grants in the Company’s Long-Term Incentive Plan.

We hope you can join us on May 9, 2008. Whether or not you can attend personally, it is important that the shares are represented at the meeting. Please mark the votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope by May 6, 2008. Your vote is important, so please return the proxy promptly.

Sincerely,

Randy L. Limbacher
President and Chief Executive Officer

ROSETTA RESOURCES INC.
717 Texas, Suite 2800
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 9, 2008

To the Stockholders of
Rosetta Resources Inc.:

The Annual Meeting of Stockholders of Rosetta Resources Inc., a Delaware corporation (the “Company”), will be held on Friday, May 9, 2008 at 9:00 a.m., local Houston Time, at the Magnolia Hotel (1100 Texas, Houston, Texas 77002), for the following purposes:

1.	To elect the members of the Board of Directors of the Company to serve until the next Annual Meeting of the Company’s stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2008;

3.	To approve an amendment to the Company’s 2005 Long-Term Incentive Plan to increase the number of available shares of common stock from 3,000,000 to 4,950,000; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 25, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of the Company at 717 Texas, Suite 2800, Houston, Texas 77002 during ordinary business hours for a period of 10 days prior to the meeting.

A record of the Company’s activities during 2007 and its financial statements for the fiscal year ended December 31, 2007 are contained in the Company’s 2007 Annual Report on Form 10-K. The Annual Report does not form any part of the material for solicitation of proxies.

All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided. If a stockholder who has returned a proxy attends the meeting in person, the stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors of
ROSETTA RESOURCES INC.

Michael J. Rosinski
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Houston, Texas
April 1, 2008

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GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:
We, the Board of Directors of Rosetta Resources Inc., are sending you this Proxy Statement in connection with the solicitation of proxies for use at Rosetta’s 2008 Annual Meeting of Stockholders. Certain directors, officers and employees of Rosetta or American Stock Transfer & Trust Company (“AST”) may also solicit proxies on the behalf by mail, phone, fax or in person.

Q:	Who is paying for this solicitation?

A:
Rosetta will pay for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Rosetta will also reimburse banks, brokers, custodians, nominees, and fiduciaries for their reasonable charges and expenses to forward the proxy materials to the beneficial owners of Rosetta stock. No additional fee beyond the $2,500 monthly fee paid to AST to act as Rosetta’s transfer agent, together with AST’s out-of-pocket expenses, will be paid to AST.

Q:	What am I voting on?

A:	1.	The election of Randy L. Limbacher, Richard W. Beckler, Donald D. Patteson, Jr., D. Henry Houston, and Josiah O. Low III to the Board of Directors;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm; and

3.    The approval of an amendment to the 2005 Long-Term Incentive Plan to increase the number of available shares of common stock for awards under the plan from 3,000,000 to 4,950,000.

Q:	Who can vote?

A:	Stockholders as of the close of business on March 25, 2008 are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:
You may vote the shares either in person or by proxy. To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect the right to vote the shares if you attend the Annual Meeting and want to vote in person – by voting in person you automatically revoke the proxy. If you vote the shares in person you must present proof that you own the shares as of the record date and date of voting through brokers’ statements, similar proof and identification. You also may revoke the proxy at any time before the meeting by giving the Secretary written notice of the revocation or by submitting a later-dated proxy. If you return the proxy card but do not mark the voting preference, the individuals named as proxies will vote the shares FOR the three proposals.

Q:	How does the Board recommend I vote on the proposals?

A:	1.	The Board recommends a vote FOR each of the director nominees.

2.	The Board recommends a vote FOR ratification of appointment of the Independent Registered Public Accounting Firm.

3.	The Board recommends a vote FOR approval of an amendment to the 2005 Long-Term Incentive Plan to increase the number of available shares for awards from 3,000,000 to 4,950,000.

Q:	Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Rosetta and handled in a manner intended to protect the voting privacy. The vote will not be disclosed except: (1) as needed to permit Rosetta to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the Board (which is not currently anticipated). Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but the identity will be kept confidential unless you ask that the name be disclosed.

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Q:	How many shares can vote?

A:
As of the record date, March 25, 2008, Rosetta had outstanding 51,505,584 shares of common stock. Each share of common stock is entitled to one (1) vote. Each Rosetta Employee’s share of restricted common stock is entitled to one vote, regardless of any outstanding vesting period.

Q:	What happens if I withhold my vote for an individual director?

A:	Because the individual directors are elected by a plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q:	Can I vote on other matters?

A:
We do not expect any other matter to come before the meeting. We did not receive any stockholder proposals by the date requested. If any other matter is presented at the Annual Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.

Q:	How many votes are required to approve an amendment of the 2005 Long-Term Incentive Plan to increase the number of available shares for awards from 3,000,000 to 4,950,000?

A:
An amendment to the 2005 Long-Term Incentive Plan to increase the number of available shares for awards from 3,000,000 to 4,950,000 is approved if the number of shares voted in favor exceeds the number of shares voted against.

Q:	How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm?

A:	The ratification of the appointment of the Independent Registered Public Accounting Firm is approved if the number of shares voted in favor exceeds the number of shares voted against.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to be Held on Friday, May 9, 2008

The Company’s Notice of the Annual Meeting, Proxy Statement, and the 2007 Annual Report on Form 10-K are also available at http://www.rosettaresources.com.

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ROSETTA RESOURCES INC.
717 Texas, Suite 2800
Houston, TX 77002

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held on May 9, 2008

INTRODUCTION

The accompanying proxy, mailed together with this Proxy Statement, is solicited by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Rosetta Resources Inc., a Delaware corporation (the “Company” or “Rosetta”), for use at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local Houston time on May 9, 2008, at the Magnolia Hotel (1100 Texas, Houston, Texas 77002), and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders of the Company is March 25, 2008.

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of the Board of Directors unless otherwise indicated. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Michael J. Rosinski, Secretary, Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, Texas 77002, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

Only stockholders of record of the Company’s common stock at the close of business on March 25, 2008, the record date for the meeting, are entitled to notice of and to vote at the meeting. On that date, Rosetta had outstanding 51,505,584 shares of common stock, each of which is entitled to one vote.

Voting Procedures and Tabulation

Stockholders of record of common stock of the Company may vote by signing, dating, and returning the proxy card in the accompanying postage-paid envelope. Stockholders whose shares of common stock of the Company are held in the name of a bank, broker or other holder of record (that is, “street name”) will receive separate instructions from such holder of record regarding the voting of proxies.

Rosetta will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for, or withheld from, each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the NASDAQ Marketplace Rules, brokers who hold shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from beneficial owners. For purposes of the 2008 Annual Meeting, routine items include the election of directors, ratification of the Company’s independent public accounting firm, and approval of an amendment to the Company’s 2005 Long-Term Incentive Plan to increase the number of available shares for awards from 3,000,000 to 4,950,000. In instances where brokers are prohibited from exercising discretionary authority and no instructions are received from beneficial owners with respect to such item (so-called “broker non-votes”), the shares they hold will not be considered part of the voting power present and, therefore, will have no effect on the vote.

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CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD

Board of Directors

The Board of Directors currently consists of six directors. Five of the six current directors are standing for re-election. All of the Board members standing for re-election (other than Randy L. Limbacher, the President and Chief Executive Officer) meet the independence criteria under the Securities and Exchange Commission (“SEC”) rules and under the NASDAQ Marketplace Rules. On March 20, 2008, G. Louis Graziadio, III informed the Board of Directors that due to his increased time constraints, he had decided not to stand for re-election to the Board of Directors. For this reason the number of nominees is less than the number of director positions currently designated by the Board. You may not vote for a greater number of persons than the number of nominees named.

The Board will continue to evaluate possible candidates to increase the size of the Board. Each of the Board members serves a one-year term or until such Board member’s successor is duly elected to serve on the Board. In addition, the bylaws provide that the authorized number of directors, which shall constitute the whole Board of Directors, may be changed by resolution duly adopted by the Board of Directors. Any vacancies and additional directorships resulting from an increase may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum.

D. Henry Houston became Chairman of the Board effective July 9, 2007. Randy L. Limbacher was appointed to the Board effective November 8, 2007, shortly after he joined the Company as President and Chief Executive Officer.

During 2007, the Board met eighteen times and acted by unanimous written consent five times. Each of the directors attended the 2007 Annual Meeting of Stockholders, except for Mr. Limbacher who was not a director at that time and Mr. Graziadio. Each director attended at least 87.5% of the meetings of the Board of Directors and its committees of which such director was a member during the past fiscal year, either in person or by telephone.

Committees of the Board

The Board of Directors has established three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Although we are not required to have a separate Compensation Committee, we have determined that it is in the best interests of the Company to maintain an independent Compensation Committee.

Audit Committee and Audit Committee Financial Expert. The Audit Committee recommends to the Board of Directors the independent registered public accounting firm to audit the financial statements and oversees the annual audit. The Audit Committee also approves any other services provided by public accounting firms. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, the investment community and others relating to the integrity of the financial statements, the compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the internal audit function. The Audit Committee oversees the system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that Management and the Board of Directors have established. In doing so, it will be the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee and the independent registered public accounting firm, the internal accounting function and Management of the Company. Additionally, the Audit Committee will provide oversight to the process of determining the estimated reserves and will utilize independently engaged experts as necessary. Messrs. Richard W. Beckler, Donald D. Patteson, Jr., Josiah O. Low III and D. Henry Houston serve on the Audit Committee, all of whom are “independent” under the listing standards of The NASDAQ Stock Market LLC and SEC rules. Mr. Houston, Chairman of the Audit Committee, and Josiah O. Low III are “Audit Committee financial experts,” as defined under the rules of the SEC.

The Audit Committee met twenty times and acted by unanimous written consent twice during 2007. Each member of the Audit Committee was present at all meetings, either in person or by telephone. See the report of the Audit Committee in this Proxy Statement. A copy of the Audit Committee’s adopted charter is posted on our website at www.rosettaresources.com, and may also be obtained by written request to the attention of the Secretary of the Company at 717 Texas, Suite 2800, Houston, Texas 77002.

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Compensation Committee. The Compensation Committee reviews the compensation and benefits of the executive officers, establishes and reviews general policies related to the compensation and benefits and administers the 2005 Long-Term Incentive Plan, as amended. Under the Compensation Committee charter, the Compensation Committee will determine the compensation of the Chief Executive Officer (“CEO”). Messrs. Beckler, Patteson, Low and Houston serve on the Compensation Committee of the Board. The Chairman is Mr. Patteson. The Compensation Committee met five times and acted by unanimous written consent one time during 2007. Each member of the Compensation Committee was present, either in person or by telephone, at all meetings. A copy of the Compensation Committee’s adopted charter is posted on our website at www.rosettaresources.com, and may also be obtained by written request to the attention of the Secretary of the Company at 717 Texas, Suite 2800, Houston, Texas 77002.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors by identifying individuals qualified to become members of the Board of Directors, consistent with its approved criteria, recommending director nominees for election at the Annual Meeting of Stockholders or for appointment to fill vacancies, and advising the Board of Directors about the appropriate composition of the Board of Directors and its committees. The Committee also develops and recommends to the Board of Directors corporate governance principles and practices and assists in its implementing them. The Nominating and Corporate Governance Committee is to conduct a regular review of the corporate governance principles and practices and to recommend to the Board of Directors any additions, amendments or other changes. The Nominating and Corporate Governance Committee is to evaluate and make an annual report concerning the performance of the Board of Directors, the Nominating and Corporate Governance Committee’s performance and the Management’s performance with respect to corporate governance matters. Messrs. Beckler, Houston, Low and Patteson serve on the Nominating and Corporate Governance Committee of the Board of Directors. The Chairman is Mr. Beckler. The Nominating and Corporate Governance Committee met eight times in 2007. A copy of the Nominating and Corporate Governance Committee’s adopted charter is posted on our website at www.rosettaresources.com, and may also be obtained by written request to the attention of the Secretary of the Company at 717 Texas, Suite 2800, Houston, Texas 77002.

Corporate Governance Guidelines, Stock Ownership Guidelines and Code of Ethics

We are committed to integrity, reliability and transparency in the disclosures to the public. On August 1, 2005, the Board of Directors adopted Guidelines for Publicity and Public Affairs Activities. On August 1, 2005, the Board of Directors also adopted a Code of Business Conduct and Ethics. Additionally, on September 27, 2005, the Board of Directors adopted the following as a part of the corporate governance: a Mission Statement and Values; a Code of Business Conduct and Ethics; Environmental, Health and Safety Mission Statement, Policy and Process. On February 26, 2008, the Board of Directors adopted as part of the corporate governance the Stock Ownership Guidelines for Non-Employee Directors, attached as Appendix A, and the Stock Ownership Guidelines for Officers, attached as Appendix B. All of the foregoing are available on our website at www.rosettaresources.com. These documents will also be available in print to any stockholder requesting a copy in writing from the Secretary of the Company at 717 Texas, Suite 2800, Houston, Texas 77002.

Director Independence. The standards applied by the Board of Directors in affirmatively determining whether a director is “independent” in compliance with the listing standards of NASDAQ generally provide that a director is not independent if:  (a) the director is, or in the past three years has been, an employee of Rosetta or any of its subsidiaries; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of Rosetta or any of its subsidiaries; (c) the director or a member of the director’s immediate family has received more than $100,000 per year in direct compensation from Rosetta or any of its subsidiaries other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, or has worked for such firm in any capacity on Rosetta’s audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where a Rosetta executive officer serves on the Compensation Committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, Rosetta or any of its subsidiaries in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or five percent of the consolidated gross revenues of the company receiving the payment.

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The Board of Directors, applying the standards referenced above, affirmatively determined that four of its members, Messrs. Beckler, Patteson, Houston, and Low, constituting a majority of the Board, are independent for Board membership purposes. The Board of Directors also determined that all members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are independent.

Independent Directors. At various times in 2007, the non-management independent directors met outside of the presence of the one non-management director who does not satisfy the NASDAQ and SEC independence criteria, the management directors, and other members of the management team. The Audit Committee meets with the registered public accountant, and then without anyone else present.

Non-executive Chairman. Mr. Houston serves as the Chairman of the Board of Directors in a non-executive officer capacity. As the Chairman of the Board of Directors, Mr. Houston has several responsibilities including setting board meeting agendas in collaboration with the Chief Executive Officer, presiding at board meetings, executive sessions, and assigning tasks to committees. Stockholders may communicate with Mr. Houston by writing to the Chairman of the Board, c/o Corporate Secretary, Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, Texas 77002.

Executive Sessions. In 2007, the non-management directors met five times in executive session, outside of the presence of management directors or other members of management.

Board Composition. The Nominating and Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. The Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate an ability to make a meaningful contribution to the Board’s oversight of the business and affairs and have a reputation for ethical conduct. Nominees for director will include individuals who, taking into account their diversity, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board’s ability to manage and direct the affairs and business. We have not established term limits as we do not wish to risk losing the contribution of directors who will be able to develop, over a period of time, increasing insight into the business and operations.

The Committee identifies candidates by asking the current directors and executive officers to notify the Committee if they become aware of individuals who meet the criteria described above. The Committee has the sole authority to engage firms that specialize in identifying director candidates. The Committee recently engaged Preng & Associates in this regard. The Committee will also consider candidates recommended by stockholders. After the Committee has identified a potential candidate, it collects and reviews available information regarding the individual, and if the Committee determines that the candidate warrants further consideration, the Committee Chairman or another Committee member will contact the person. Generally, if the individual expresses a willingness to be considered for election to the Board, the Committee will request information from the candidate, review the individual’s qualifications, engage a third party to conduct a background investigation, and conduct one or more interviews with the candidate. When the Committee has completed this process, it tenders its recommendation to the full Board for consideration.

Responsibility of Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee shall prepare and recommend to the Board for adoption appropriate corporate governance principles and practices. Each year, this Committee shall:

▪	Review the advisability or need for any changes in the number and composition of the Board;

▪	Review the advisability or need for any changes in the number, charters, titles of, or composition of the committees of the Board;

▪	Recommend to the Board the composition of each committee of the Board and the individual director to serve as chairman of each committee;

▪	Require each chairman of each committee to report to the Board about the committee’s annual evaluation of its performance and evaluation of its charter;

▪	Receive comments from all directors and report to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

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▪	Develop, review and reassess the adequacy of the Company’s corporate governance principles and practices and recommend any proposed changes to the Board for its approval;

▪	Make a report to the Board on succession planning and work with the Board to evaluate potential successors to the CEO; and

▪	Reevaluate the performance of the Nominating and Corporate Governance Committee and make a report to the full Board.

Board’s Interaction with Stockholders. The CEO and other corporate officers are responsible for establishing effective communications with the stockholders. In accordance with this policy, management speaks for the Company. This policy does not preclude independent directors from meeting with stockholders, but where appropriate, management should be present at such meetings. Stockholders may submit communications to directors by writing to the Secretary of the Company at the executive offices set forth in this Proxy Statement under “Stockholder Communications with the Board of Directors”.

Business Conduct and Ethics. The Code of Business Conduct and Ethics requires all of the directors, officers and employees to adhere to certain basic principles to uphold the mission to maximize value creation through excellence and innovative leadership. The Code requires them to comply with the law, avoid conflicts of interest, compete fairly and honestly, maintain a safe and healthy work environment, and preserve company assets. The guiding values are honesty, integrity and quality in all that we do. We do not presently believe that there would be any occasion requiring any changes in or waivers under the Code, but in the event of exceptional circumstances in which such a change or waiver becomes necessary, it would require Board approval and, where appropriate, prompt public disclosure, which we would provide on our website. This includes specific compliance procedures and a mechanism for reporting violations to a supervisor, the manager of the Internal Audit Department, or to the General Counsel. We have established an “ethics hotline” for employees to use and a procedure for maintaining secrecy of names with respect to an employee reporting a violation of the Code of Business Conduct and Ethics. You can access the Code of Business Conduct and Ethics on our website at www.rosettaresources.com. You may also obtain a copy of the Code by written request to the attention of the Secretary of the Company at 717 Texas, Suite 2800, Houston, Texas 77002.

VOTING SECURITIES

Only holders of record of common stock of the Company, par value $0.001 per share, at the close of business on March 25, 2008, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the meeting. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes on filed proxies and ballots are counted as present for establishing a quorum. On the record date for the Annual Meeting, there were issued and outstanding 51,505,584 shares of common stock. Each share of common stock is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulation sets forth as of March 25, 2008 information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of common stock of the Company. The information below is based on the Company’s review of Schedules 13D or 13G on file with the SEC, responses to stockholder questionnaires delivered to the Company in connection with the private offering of common stock completed in July 2005 in conjunction with Rosetta’s separation from Calpine, and current records maintained by the Company’s transfer agent.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
First Pacific Advisors, LLC 11400 West Olympic Blvd., Suite 1200 Los Angeles, California 90064	8,630,900(1)	16.9%

(1)
First Pacific Advisors, LLC may be deemed to share voting and dispositive control over the shares or common stock owned by FPA Capital Fund, Inc. (4,455,800 shares). In addition, two managing members of First Pacific Advisors, LLC, Robert L. Rodriquez and J. Richard Atwood, each individually own 132,500 and 65,000, respectively, may be deemed to beneficially own shares outside of the First Pacific Advisors, LLC benefit ownership investments.

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PROPOSAL 1
ELECTION OF DIRECTORS

As of the date of this Proxy Statement, the Company’s Board of Directors consists of six directors, five of those directors will stand for election, and four of those five are independent. On March 20, 2008, G. Louis Graziadio, III informed the Board of Directors that due to his increased time constraints, he had decided not to stand for re-election to the Board of Directors. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next Annual Meeting and until successors are elected. You are being asked to elect five members to the Board of Directors. You may not vote for a greater number of persons than the number of nominees named.

Directors are elected by plurality vote of the shares present at the Annual Meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. The proxyholders will vote in favor of the five persons listed below unless contrary instructions are given.

If you sign the proxy card but do not give instructions with respect to the voting of directors, the shares will be voted for the five persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the slate of five persons who will be voted upon at the Annual Meeting prior to the Annual Meeting.

The Board of Directors expects that all of the nominees will be available to serve as directors as indicated. In the event that any nominee should become unavailable, however, the proxyholders will vote for a nominee or nominees who would be designated by the Board of Directors unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

COMPANY NOMINEES FOR DIRECTOR

D. Henry Houston, age 68, has served as Director of Rosetta Resources Inc. since July 2005. On July 9, 2007, Mr. Houston was appointed as the Chairman of the Board. Since 2002, Mr. Houston has been Executive Vice President and Chief Financial Officer of Remote Knowledge, Inc., a publicly owned development stage company offering communication services for marine pleasure craft. From 1995 to 2002, he served as Executive Vice President and Chief Financial Officer of T.D. Rowe Amusements, a private company operating approximately 25,000 vending and amusement devices. Mr. Houston also previously worked as an oil and gas consultant and served as President of KP Explorations Inc., Chairman of the Board of Magee Poole Drilling, President of Black Hawk Oil Company, Chief Financial Officer of C&K Petroleum, and Vice President, Chief Financial Officer, and Director of Southdown Inc. Earlier in his career, he worked with Price Waterhouse and with Detsco, Inc. Mr. Houston serves on the Board of Directors of Remote Knowledge, Inc.

Randy L. Limbacher, age 49, joined Rosetta Resources Inc. on November 1, 2007. Mr. Limbacher is a director of the Company and is its President and Chief Executive Officer. Previously, Mr. Limbacher served as President, Exploration and Production – Americas for ConocoPhillips, and had responsibility in this position for all exploration and production activities in the Western Hemisphere. Mr. Limbacher joined ConocoPhillips with its April 2006 acquisition of Burlington Resources, an organization with which he had spent over twenty years. At Burlington, Mr. Limbacher held a series of increasingly responsible positions, including his role at the time of the acquisition of Executive Vice President, Chief Operating Officer and Director. Early in his career, he served in engineering roles with Conoco and Mobil/Superior Oil. Mr. Limbacher has 27 years of experience in the exploration and production business, both domestically and internationally. He holds a B.S. in Petroleum Engineering from Louisiana State University. Mr. Limbacher serves on the Board of Directors of CARBO Ceramics Inc.

Richard W. Beckler, age 67, has served as Director of Rosetta Resources Inc. since July 2005. Since 2003, Mr. Beckler has served as a partner in the global litigation group of the law firm of Howrey LLP. From 1979 to 2003, he served as a partner for the law firm of Fulbright & Jaworski, and at the end of his tenure was a partner heading the litigation group in Washington, D.C. Mr. Beckler also served as a section chief in the Criminal Fraud Section of the U.S. Department of Justice, and as an assistant district attorney in the Manhattan District Attorney’s office.

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Donald D. Patteson, Jr., age 62, has served as Director of Rosetta Resources Inc. since July 2005. Mr. Patteson is the founder and Chief Executive Officer of Sovereign Business Forms, Inc. a consolidator in the wholesale manufacturing of custom business forms and related products segment of the printing industry. Prior to founding Sovereign in August 1996, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. Mr. Patteson also previously served as President and Chief Executive Officer of WBC Holdings, Inc., and President and Chief Executive Officer of Temple Marine Drilling, Inc./R.C. Chapman Drilling Co., Inc., and President, Chief Executive Officer and Director of Temple Drilling. Mr. Patteson also worked with Atwood Oceanics, Houston Offshore International, Western Oceanic and Arthur Andersen’s management consulting practice earlier in his career.

Josiah O. Low III, age 68, is currently a Venture Partner of Catterton Partners (a Greenwich, Connecticut private equity firm). Prior to Catterton Partners, Mr. Low served as Senior Advisor at Credit Suisse First Boston, and was a Managing Director of Donaldson, Lufkin, and Jenrette (“DLJ”). Preceding his position at DLJ, Mr. Low was a founding Managing Director of Merrill Lynch Capital Markets Group. He has investment banking experience in the oil and gas finance sector throughout the United States including involvement with Mesa Petroleum, Houston Oil & Minerals, Big Three Industries, Centex Oil & Gas, and various drilling funds. Mr. Low is a graduate of Williams College. He serves on the Board of Directors of The CoStar Group (NASDAQ), as well as Audubon Connecticut’s Board of Directors and Petroleum Place, a privately owned service company to the oil and gas industry.

Stockholder Recommended Directors

The Company has not received stockholder recommendations for a nominee for director for consideration at the 2008 Annual Meeting of Stockholders. To be considered for the 2009 Annual Meeting of Stockholders, stockholder recommendations for director must be submitted to the Company no later than December 1, 2009. Stockholder recommendations of individuals for consideration as a nominee for director should be submitted in writing to the attention of the Corporate Secretary, 717 Texas, Suite 2800, Houston, Texas 77002. The recommendations must include:

1.	The name, address, telephone number and comprehensive biography of the nominee and an explanation of why the nominee is qualified to serve as a director;

2.
The name, address, telephone number of the stockholder or stockholder group making the recommendation, proof of ownership, number of shares, and length of time of ownership, and a representation that the stockholder or group is entitled and will remain entitled to vote at the Company’s next annual meeting; and

3.	A letter in writing from the individual being recommended of his or her willingness to serve, if elected as a director.

The Board of Directors unanimously recommends a vote FOR the election of each of the Board’s nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Compensation of Directors

Effective after their election at the Annual Meeting of Stockholders, we pay each of the non-employee directors an annual retainer which is currently set at $35,000. In addition, the Chairman of the Audit Committee is currently paid an annual retainer of $15,000, the Chairman of the Compensation Committee is currently paid an annual retainer of $10,000, and the Chairman of the Nominating and Corporate Governance Committee is currently paid an annual retainer of $5,000. Non-employee directors are currently paid an attendance fee of $1,500 for each Board Meeting attended in person, an attendance fee of $1,000 for each committee meeting attended in person (except for attendance at meetings of the Audit Committee, for which the director is currently paid $1,250), and an attendance fee of $1,000 for each Board or committee meeting attended telephonically. We will reimburse all directors for reasonable expenses incurred while attending Board and committee meetings. Directors may take an annual physical examination at the Company’s expense.

Any non-employee director may elect to receive a grant of shares of the Company’s common stock in lieu of the annual retainer fees as a Board member and/or Chairman. The number of shares is determined by dividing the fee amount by the fair market value (the average of the high and low trading price) of the common stock on the day of the Annual Meeting of Stockholders.

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Upon joining the Board, each of the non-employee directors received (1) fully vested options to purchase 10,000 shares of the common stock for a ten-year term at an exercise price equal to the fair market value (average of high and low trades) on the date of grant, and (2) a grant of 1,800 shares of restricted stock, with vesting to occur in three installments: 25% one year after the date of grant, an additional 25% two years after grant and the remaining 50% three years after the date of grant. For Messrs. Beckler, Houston and Patteson, those grants were made on August 1, 2005; and for Mr. Low, December 15, 2006.

In addition, upon each initial election or reelection to the Board at the Annual Meeting of Stockholders, each director receives (a) a fully vested option to purchase 5,000 shares of the common stock for a ten-year term at a price equal to the fair market value on the date of the Annual Meeting of Stockholders, and (b) a grant of 3,500 shares of restricted stock, with vesting to occur in three installments: 25% one year after the date of grant, an additional 25% two years after grant, and the remaining 50% three years after the date of grant. Messrs. Beckler, Houston and Patteson each received grants as described in this paragraph upon their elections at the 2006 and 2007 Annual Meetings of Stockholders Meetings; Mr. Low received a grant as described in this paragraph at the 2007 Annual Meeting of Stockholders. If elected at the 2008 Annual Meeting of Stockholders, each reelected director would receive grants as described in this paragraph.

Mr. Limbacher receives no separate compensation for service on the Board of Directors, nor will any other officers, if any, who serve as directors in the future, receive separate compensation. See “Executive Officer and Director Compensation Table – Director Compensation Table” for more information on director compensation paid for fiscal year 2007.

Compensation Committee Interlocks and Insider Participation

At December 31, 2007, the members of the Compensation Committee were Messrs. Beckler, Patteson, Houston, and Low. Mr. Patteson is the Chairman of the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company at any time during 2007.

During 2007, no executive officer or employee of the Company served as (i) a member of the Compensation Committee (or other Board Committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors; or (iii) a member of the Compensation Committee (or other Board Committee performing equivalent functions) of another entity, one of whose executive officers served as a director of our Company.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following tabulation sets forth, as of March 25, 2008, the shares of common stock beneficially owned by each nominee director, each named executive officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement, and all nominee directors and named executive officers as a group.

Common Stock Beneficially Owned(1)
Name	Number of Shares	Percent of Class
Directors
Randy L. Limbacher	392,271 (2)	*
Richard W. Beckler	31,000 (3)	*
G. Louis Graziadio, III	29,850 (4)	*
D. Henry Houston	31,550 (5)	*
Josiah O. Low III	26,223 (6)	*
Donald D. Patteson, Jr.	31,800 (7)	*

Executive Officers (excluding any director named above)
Michael J. Rosinski	110,700 (8)	*
Charles F. Chambers	96,286 (9)	*
Michael H. Hickey	65,220 (10)	*
Edward E. Seeman	61,303 (11)	*
Jackie C. Driskill	43,710 (12)	*
John D. Clayton	30,000 (13)	*
Denise D. Bednorz	25,617 (14)	*
Gerald L. Maxwell	27,456 (15)	*
All directors and named executive officers as a group (13 persons)	972,986	**

* Less than one percent.
** Less than two percent.
(1)	Unless otherwise indicated, all shares are directly held with sole voting and investment power.
(2)
Represents (i) 290,171 restricted shares of common stock, with restrictions to lift on various dates through November 2012, provided that Mr. Limbacher is continuously employed by the Company or an affiliate until such dates, and (iii) 102,100 shares of common stock underlying fully vested options.

(3)
Represents (i) 3,975 shares of unrestricted common stock, (ii) 7,025 restricted shares of common stock, with restrictions to lift on various dates through May 2010, provided (generally) that Mr. Beckler continues board service with the Company until such dates, and (iii) 20,000 shares of common stock underlying fully vested options.

(4)
Represents (i) 2,375 shares of unrestricted common stock, (ii) 7,475 restricted shares of common stock, with restrictions to lift on various dates through May 2010, provided (generally) that Mr. Graziadio continues board service with the Company until such dates, and (iii) 20,000 shares of common stock underlying fully vested options.

(5)
Represents (i) 4,525 shares of unrestricted common stock, (ii) 7,025 restricted shares of common stock, with restrictions to lift on various dates through May 2010, provided (generally) that Mr. Houston continues board service with the Company until such dates, and (iii) 20,000 shares of common stock underlying fully vested options.

(6)
Represents (i) 6,373 shares of unrestricted common stock, (ii) 4,850 restricted shares of common stock, with restrictions to lift on various dates through May 2010, provided (generally) that Mr. Low continues board service with the Company until such dates, and (iii) 15,000 shares of common stock underlying fully vested options.

(7)
Represents (i) 4,775 shares of unrestricted common stock, (ii) 7,025 restricted shares of common stock, with restrictions to lift on various dates through May 2010, provided (generally) that Mr. Patteson continues board service with the Company until such dates, and (iii) 20,000 shares of common stock underlying fully vested options.

(8)
Represents (i) 48,500 shares of unrestricted common stock, (ii) 29,000 restricted shares of common stock, with restrictions to lift on various dates through January 2011, provided that Mr. Rosinski is continuously employed by the Company or an affiliate until such dates, and (iii) 33,200 shares of common stock underlying fully vested options.

(9)
Represents (i) 33,786 shares of unrestricted common stock, (ii) 29,000 restricted shares of common stock, with restrictions to lift on various dates through January 2011, provided that Mr. Chambers is continuously employed by the Company or an affiliate until such dates, and (iii) 33,500 shares of common stock underlying fully vested options.

(10)
Represents (i) 13,158 shares of unrestricted common stock, (ii) 23,000 restricted shares of common stock, with restrictions to lift on various dates through January 2011, provided that Mr. Hickey is continuously employed by the Company or an affiliate until such dates, and (iii) 29,062 shares of common stock underlying fully vested options.

(11)
Represents (i) 24,803 shares of unrestricted common stock, (ii) 6,000 restricted shares of common stock, with restrictions to lift on various dates through January 2010, provided that Mr. Seeman is continuously employed by the Company or an affiliate until such dates, and (iii) 30,500 shares of common stock underlying fully vested options.

(12)
Represents (i) 9,960 shares of unrestricted common stock, (ii) 12,750 restricted shares of common stock, with restrictions to lift on various dates through January 2011, provided that Mr. Driskill is continuously employed by the Company or an affiliate until such dates, and (iii) 21,000 shares of common stock underlying fully vested options.

(13)
Represents (i) 12,000 restricted shares of common stock, with restrictions to lift on various dates through April 2011, provided that Mr. Clayton is continuously employed by the Company or an affiliate until such dates, and (ii) 18,000 shares of common stock underlying fully vested options.

(14)
Represents (i) 4,617 shares of unrestricted common stock, (ii) 11,250 restricted shares of common stock, with restrictions to lift on various dates through January 2011, provided that Ms. Bednorz is continuously employed by the Company or an affiliate until such dates, and (iii) 9,750 shares of common stock underlying fully vested options.

(15)
Represents (i) 4,516 shares of unrestricted common stock, (ii) 12,440 restricted shares of common stock, with restrictions to lift on various dates through January 2011, provided that Mr. Maxwell is continuously employed by the Company or an affiliate until such dates, and (iii) 10,500 shares of common stock underlying fully vested options.

Executive Officers and Officers Who are Not Directors

Name	Age	Position
Michael J. Rosinski	63	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Charles F. Chambers	57	Executive Vice President, Corporate Development
Michael H. Hickey	53	Vice President and General Counsel

Name	Age	Position
Edward E. Seeman	60	Vice President, Northern Division
John D. Clayton	44	Vice President, Asset Operations
Denise D. Bednorz	50	Vice President and Controller
J. Chad Driskill	43	Vice President, Marketing and Business Development
Gerald L. Maxwell	54	Vice President of Human Resources

Michael J. Rosinski, age 63, has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Rosetta Resources Inc. since July 2005. Prior to joining the Company, Mr. Rosinski served as Executive Vice President and Chief Financial Officer of Rosetta Resources Operating LP (formerly known as Calpine Natural Gas L.P.). Prior to that Mr. Rosinski served as Chief Financial Officer of Power Medical Products from July 2004 through May 2005, and was Senior Vice President and Chief Operating Officer of Municipal Energy Resources Corporation from 1997 to 2004. Previously, he held positions as Senior Vice President and Chief Financial Officer of Santa Fe Energy and held a number of positions at Tenneco. Mr. Rosinski holds a Masters degree in Business Administration from Tulane University and a Bachelors degree in Mechanical Engineering from Georgia Tech. He has over 35 years of experience in energy financing, financial management and controls, planning and investor relations in energy and related industries.

Charles F. Chambers, age 57, has served as Executive Vice President, Corporate Development of Rosetta Resources Inc. since June 2005. Prior to joining the Company and since February 2005, Mr. Chambers served as Vice President of Business Development and Land for Rosetta Resources Operating LP (formerly known as Calpine Natural Gas L.P.). Prior to that in March 2002, he founded Buena Vista Oil & Gas for the purpose of acquiring domestic oil and gas assets, and he served as its Managing Director. Mr. Chambers served as Vice President, Business Development for Rosetta Resources Operating LP from October 1999 until March 2002. Mr. Chambers served as Vice President, Corporate Development of Sheridan Energy from 1997 until 1999 when Sheridan was acquired by Calpine. Prior to these assignments, Mr. Chambers was Land Manager at C&K Petroleum Inc. and later founded Chambers Oil & Gas, Inc., an independent operator active in the Texas-Louisiana Gulf Coast. Mr. Chambers has 33 years of experience in the oil and gas industry.

Michael H. Hickey, age 53, has served as Vice President and General Counsel of Rosetta Resources Inc. since August 2005. Mr. Hickey has previous experience in the role as general counsel having served as Vice President Law and Secretary of Technip Offshore Inc., from April 2004 through July 2005. He served as Vice President and Managing Counsel for Calpine’s North American E&P and midstream group. He served as Vice President, General Counsel and Secretary of Kosa B.V. from December 1998 until August 2000. He holds a Bachelors of Arts degree and J.D. both from the University of Tennessee and has been a practicing lawyer for 28 years.

Edward E. Seeman, age 60, has served as Vice President, Northern Division, of Rosetta Resources Inc. since July 2005. Prior to joining the Company, Mr. Seeman served as Director, Reservoir Engineering since April 2001 for Rosetta Resources Operating LP (formerly known as Calpine Natural Gas L.P.). Previously, he held a number of positions with Forest Oil Corporation beginning in 1974. He holds a Bachelors degree in Petroleum Engineering from the University of Oklahoma and has over 32 years of reservoir engineering experience in the oil and gas industry.

John D. Clayton, age 44, has served as Vice President, Asset Operations since March 24, 2008.  Prior to joining the Company Mr. Clayton was Manager, Lower 48 Business Development for ConocoPhillips, Inc. Mr. Clayton became employed with ConocoPhillips in 2006 as a result of ConocoPhillip’s merger with Burlington Resources Inc.  Mr. Clayton was employed with Burlington Resources Inc. from 1986 through 2004, where he held various positions including Director of Worldwide Acquisition and Divestitures.  Mr. Clayton has a Bachelors of Science degree in petroleum engineering from Louisiana State University and has over 20 years experience in the industry in asset management, reservoir engineering, production engineering and drilling engineering.

Denise D. Bednorz, age 50, has served as Vice President and Controller of Rosetta Resources Inc. since July 2005. Prior to joining the Company, Ms. Bednorz served as an independent accounting consultant since January 2002, with audit responsibilities in various public and private industries including oil and gas, retail and manufacturing, working on special projects with companies such as Western Atlas International, Deloitte & Touche and El Paso Energy Corporation. Prior to that, she was with Team, Inc. as Assistant Controller, and held financial accounting and management positions at Sonat Offshore Drilling, Inc. and Enterprise Capital Corporation. Ms. Bednorz is a cum laude graduate of Texas A&M University, and has over 23 years of accounting experience.

J. Chad Driskill, age 43, has served as Vice President, Marketing and Business Development of Rosetta Resources Inc. since July 2005. At Rosetta, Mr. Driskill is responsible for both physical and financial commodity marketing and trading, as well as supporting mergers and acquisition activity for the Company. Prior to joining Rosetta, Mr. Driskill spent ten years at Calpine Corporation holding a number of positions in energy trading, business development, and risk management at both Calpine Corporation and Calpine Energy Services. Prior to Joining Calpine, Mr. Driskill spent five years at LFC Financial Corp as Director of Gas Trading. Mr. Driskill has over 20 years experience in the energy trading, oil and gas, and power generation industries.

Gerald L. Maxwell, age 54, is the Vice President of Human Resources. Mr. Maxwell joined the Company in May 2005 as an independent consultant. In November 2005, he became the General Manager of Human Resources, and April 2007 he became Vice President of Human Resources. Previously, Mr. Maxwell was Vice President of Human Resources for several of El Paso Corporation’s business units, both domestic and international. Prior to El Paso’s acquisition of Tenneco, he was director of human resources for Tenneco Energy. Mr. Maxwell has also held human resources positions at Quintana Petroleum, Anadarko Petroleum, Coastal Corporation, and in the financial industry. He holds dual Bachelors degrees in management and economics from Houston Baptist University, and has over 29 years human resources experience in the energy industry.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy

Rosetta compensates management through a mix of base salary, bonus and equity grants with the objectives of attracting and retaining key executive officers critical to long-term success, compensating those executive officers fairly and competitively for responsibility and accomplishment, and aligning management's incentives with the long-term interests of its stockholders. In recent years, the hydrocarbon exploration and production business has become an increasingly competitive marketplace for talent. Rosetta’s management and directors believe that the underlying fundamentals that have created this intense competition for people – high worldwide demand for energy, supplies that are increasingly difficult and expensive to find and produce, and relatively limited numbers of college students pursuing undergraduate degrees in the geosciences – will remain in place for the foreseeable future. While these fundamentals will make attracting and retaining experienced energy executives an ongoing challenge, we believe that our historical approach remains valid - base salary levels should generally be set at the middle of Rosetta’s competitive marketplace for comparable positions, and above-market total compensation should be achieved in the aggregate through the annual performance bonus program and through stock price appreciation.

Rosetta has designed its compensation to reward (1) corporate performance in several key metrics, and (2) stock price appreciation. Prior to 2008, the annual performance bonus program was designed to pay out based on Company performance in four areas:  production volumes, reserves added, finding costs and EBITDA. For 2008, we added Lifting & Operating/Workover/G&A expenses as a fifth area upon which to base our Company performance. At the executive level, the bonus paid to the President and CEO is completely dependent on corporate performance in these areas, while payment to the other officers is currently tied 80% to the corporate performance goals and 20% to individual performance in their areas of responsibility.

To ensure that employees are focused on stock price appreciation, the Company has made all of its employees stockholders through grants of equity in the form of restricted stock. For executive management, a mix of restricted stock and non-qualified stock options has been used to ensure additional emphasis on stock price appreciation.

The Compensation Process

The Role of the Compensation Committee of the Board of Directors. The Compensation Committee of the Company’s Board of Directors is required to be composed of at least three independent directors, and this was the case for the first four months of 2007. A fourth independent director was added in May, 2007, and the Compensation Committee has been composed of four independent directors since that time. As part of its stated purpose in its charter (which can be found in full on our website at www.rosettaresources.com), the Compensation Committee “will assist the Board of Directors of Rosetta Resources Inc. (the “Company”) in discharging its responsibilities relating to compensation of the Company's executive officers and the members of the Board. The Compensation Committee has overall responsibility for approval, evaluation and oversight of all compensation plans, policies and programs of the Company.”  Several of its stated responsibilities in support of this purpose are annually to:

•	Review and make recommendations to the Board with respect to general compensation policies of the Company with respect to all officers and directors;

•
Review and approve, for the executive officers of the Company, (a) the annual base salary level, (b) the award of stock options, (c) awards under other incentive compensation plans and equity-based plans, (d) employment agreements, severance arrangements, and change-in-control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits; and

•
Review and approve the corporate goals and objectives relevant to the compensation of the executive officers and evaluate the executive officers' performance in light of these goals and objectives, and recommend to the Board the compensation levels based on this evaluation.

Both the President and CEO and the Vice President, Human Resources may advise the Committee in the discharge of these responsibilities by suggesting programs, practices, and specific actions affecting executive officers other than the President and CEO himself. However, other executive officers do not play a part in the process of setting executive compensation.

In 2007, the Compensation Committee met five times, met in executive session during three of those five meetings, and acted by unanimous written consent one time.

Review of Compensation Philosophy and Determination of Targeted Overall Compensation. To assist the Company in developing its compensation philosophy and in establishing “targeted overall compensation” - i.e., the aggregate level of compensation that we will pay if performance goals are deemed to have been fully met – the Compensation Committee in August 2007 engaged Longnecker & Associates (“Longnecker”), a nationally recognized compensation consulting firm with experience in the exploration and production business. The Compensation Committee asked Longnecker to perform a study of the compensation of executive management at the Company and at 12 comparable companies based on factors that included market capitalization, revenues, geographic focus and skill requirements for executive positions. Companies were only considered comparable if they were at least half as large, and no more than twice as large as Rosetta in two of the following three categories:  market capitalization, annual revenues, and asset size. The selected comparable companies for 2007 were:

Atlas America, Inc.
ATP Oil & Gas Corp.
Berry Petroleum Co.
Bill Barrett Corp.
Bois d’Arc Energy, Inc.
Clayton Williams Energy, Inc.
Comstock Resources, Inc.
Energy Partners, Ltd.
Linn Energy, LLC.
McMoran Exploration Company
Petroquest Energy, Inc.
Swift Energy Company

The Compensation Committee regularly reviews and refines the list of comparable companies as appropriate.

Compensation studies that are limited to a review of peer-company proxy statements will cover in detail only those individuals for whom compensation information is disclosed publicly, which generally include only the five most highly compensated officers at each company. As a result, Longnecker used additional data from other broad executive compensation surveys to more fully develop targeted overall compensation levels for all of the executive officers.

Longnecker was engaged independently by the Compensation Committee. Whether Longnecker continues to provide consulting services in the area of executive compensation will be a decision reached independently by the Compensation Committee. Longnecker performs no other consulting services for the Company, with the exception of advising in the preparation of this Compensation Discussion and Analysis.

The Compensation Committee can be expected to review annually the levels of each element of executive compensation and to recommend to the Board that changes be implemented as necessary in line with the compensation philosophy.

Elements of Executive Compensation

After receiving the results of the Longnecker study and reviewing the Company’s compensation philosophy against the actual practices of the selected comparable companies, the Compensation Committee determined that the elements of targeted overall compensation for management (and, in fact, the Company’s entire workforce) should continue to include (1) base salary, (2) a bonus plan with payouts (if any) to be based on performance, and (3) equity.

Base Salaries. Rosetta provides its executive officers with assured cash compensation in the form of a base salary that is generally near the average of its marketplace. The base salaries paid to top executive officers at year-end 2007 are shown in the Summary Compensation Table.

The previous President and CEO of the Company left the organization in July 2007, and a search was undertaken for his replacement. As candidates were identified and interviewed, the directors concluded that attracting and retaining the ideal candidate would require a departure from its philosophy of paying a base salary at or near the average of our peer group. If we were to attract a new President and CEO who could take the Company to the next level, we would have to pay a base salary that would be more consistent with a similar position at a company larger than those in our peer group. As such, we agreed upon a compensation package for Randy L. Limbacher, the new President and CEO, that included a base salary that is in the upper level of our peer group. Even so, the base salary offered by the Company represented a twenty-seven percent decrease in base compensation from Mr. Limbacher’s prior position.

Given Mr. Limbacher’s arrival at the Company in late 2007, he and the Committee agreed to postpone consideration of changes to base salaries for the existing executive officers until he had time to evaluate the organizational structure and incumbents, and as such did not agree to base salary adjustments until the Board’s regularly scheduled meeting on January 31, 2008.

The Compensation Committee expects to continue to review executive base salaries annually and to recommend changes as appropriate.

Incentive Bonus. Incentive bonuses are a critical part of the Company’s compensation philosophy. Bonuses may be earned if the Company achieves its objectives in key performance metrics as discussed below. Bonuses actually paid in 2007 as a result of 2006 performance are shown in the Summary Compensation Table; bonus targets for 2007 performance were paid in March 2008. Bonus targets for 2007 performance were set as a percentage of base salary after review of the Longnecker study in late 2006, and were 100% for the President and CEO, 60% for the executive vice presidents, and 40% for the vice presidents. The results of the 2007 Longnecker study suggested that the targets for executive officers other than the President and CEO should be adjusted upward to remain competitive with similar positions at the Company’s competitors, and those targets were changed to be effective beginning in the 2008 performance year. The new targets range from 50% to 75% of base salary.

Although the Company reserves the right to add or delete corporate performance metrics for the bonus plan in the future, the metrics for 2007 were production volumes, reserves added, finding costs and EBITDA. For 2008 performance we will add a fifth metric: Lifting & Operating/Workover/G&A Expenses. Production volumes and reserves added were weighted to constitute 30% each of the available bonus pool, while finding costs and EBITDA were weighted 20% each. In the 2008 performance year, each of the five metrics will be considered to have equal weightings. The bonus payout for the President and CEO is fully dependent on achievement of corporate objectives, while payout for the other named executive officers is based 80% on corporate objectives, and 20% on performance by that executive and his/her area of responsibility toward the achievement of corporate objectives. The Company believes that it is reasonable to expect performance warranting a full payout of the pool. At the recommendation of the Compensation Committee, the Board may exercise an element of positive or negative discretion beyond the stated objectives when it considers that discretion warranted.

Equity Grants. Another critical component of the compensation philosophy is that the executive officers’ personal financial success should be tied to our common stock performance. As a result of the 2006 Longnecker study, the Compensation Committee and the Board determined that additional grants would be appropriate and made those grants in January 2007. As a result of the 2007 Longnecker study, the Compensation Committee and the Board determined that additional grants would be appropriate and made those grants in February 2008.

The grants made in January 2007 and in February 2008 were based on information from the Longnecker studies reflecting the value of equity grants as a percentage of base salary for similar positions at the Company’s competitors, and the Compensation Committee determined that this equity value would be granted in a mix of restricted stock and non-qualified stock options. The Compensation Committee feels that utilization of restricted stock encourages the executive officer to adopt a view towards long-term value while providing a retention incentive even in the event of a decline in the stock price, and that stock options will encourage the executive officer to take necessary and appropriate steps to increase the stock price. All restricted stock and stock options granted in January 2007 and in February 2008 are time-vested, with 25% vesting one year from the date of grant, an additional 25% after two years, and the remaining 50% after three years if the recipient remains employed by the Company as of those dates. The only additional grants made to a current executive officer by the Company were to Mr. Limbacher as a result of the commencement of his employment with the Company, and were made effective on November 1, 2007 and January 1, 2008.

None of these equity grants has been timed to coincide with or to precede the release of material information, and the Compensation Committee believes that strong controls have been established to prevent such timed grants. Specifically, (1) all grants for executive officers must be approved by the Compensation Committee, (2) grant prices for non-qualified stock options have all been set at the fair market value (average of the high and low trades) on the date of grant, (3) all options granted before October 1, 2006 were granted on the date of approval by the Board, and all options granted on or after October 1, 2006 were granted on the first trading day of the month following approval by the Board, and (4) no options have been repriced. In establishing award levels, the

Compensation Committee and the Board generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested. The Company has implemented requirements that each executive officer hold a specific minimum level of stock, and these requirements are set forth in the Executive Officer Stock Ownership Guidelines, attached hereto as Appendix B.

Actions Taken Affecting Each Element. Utilizing annualized base salaries as of January 1, 2008, full-payout bonus targets for 2008, and stock grants that were effective February 1, 2008 (in the case of the President and CEO, grants that were effective November 1, 2007), there is a general percentage allocation among components as follows:

Position	Base Salary	Bonus	Equity
President & CEO	15%	15%	70%
Executive VPs	25%	19%	56%
Vice Presidents	33%	18%	49%

Employee Benefits. In addition to the main elements of compensation previously discussed in this section, the executive officers are eligible for the same welfare and defined benefits as are available to all employees, which include medical and dental insurance, short and long-term disability insurance, life and accidental death insurance each with a face value of $50,000, and a 401(k) plan with a dollar-for-dollar match on the first 6% of eligible employee contributions. Like other employees, each executive may park in Rosetta’s building or other available parking space at no cost, although the executive officers have reserved spaces. The Company has no pension plan or deferred compensation arrangement for the executive officers at this time.

In addition to these all-employee benefits, executive officers may utilize two other benefits. First, the Company may pay monthly club membership dues (but not personal usage expenses) for the President and CEO and for the two executive vice presidents. This allows these executives to make business contacts outside the reach of the Company, and to have a place to entertain corporate clients. Second, to ensure that the executive leadership is given every opportunity to identify and correct medical issues that may affect their work, the Company provides for an annual physical examination at Company expense.

The general benefits offered to all employees (and thus to the executive officers) are reviewed each year. The benefits offered only to executive officers will be reviewed by the Compensation Committee in conjunction with an annual study of executive officer compensation.

Employment Agreements. The Company has entered into a written Employment Agreement with each of its current officers. The written Agreements ensure an understanding of how the employment relationship may be extended or terminated, what benefits are to be paid in the event of termination, and to outline the executive’s post-employment obligations. These obligations restrict the use of confidential and/or proprietary information both during and after employment, and for two years after termination prohibit (1) disparagement of the Company and (2) solicitation of employees, vendors, customers to end their relationships with the Company. Originals of these Employment Agreements are retained by the Company’s Human Resources Department.

Tax Considerations

Deductibility Cap on Executive Compensation. Under U.S. federal income tax law, we cannot take a tax deduction for certain compensation paid in excess of $1 million to the executive officers, with the exception (under current tax law) of the chief financial officer. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by stockholders and meet other requirements. To maintain flexibility in compensating the executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. We may make payments that are not fully deductible because we believe that such payments are necessary to achieve corporate objectives and to protect stockholder interests. In 2007, the total compensation for deductibility purposes exceeded $1 million for Mr. Limbacher (due primarily to a sign-on bonus to mitigate the loss of vested items at his previous employer), and was thus subject to IRC Section 162 (m) limitations, but did not exceed $1 million for any other executive officer.

Gross-Ups. Under their respective Employment Agreements, if benefits to which the executive officers become entitled are considered “excess parachute payments” under IRC Section 280(G), then the executive officers would be entitled to an additional gross-up payment from the Company. This payment would be in an amount such that, after payment by the executive officer of all taxes including any excise tax imposed upon the gross-up payment, the executive officer would retain an amount equal to the excise tax imposed upon the payment.

Severance Benefits

The Compensation Committee has determined that it is important to state the termination benefits for executive officers to ensure that they understand that there is an economic “safety net” that protects them as they consider decisions for the Company that may have adverse consequences to their own employment situations. These termination benefits are stated in each executive officer’s Employment Agreement and reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time.

If the Company should choose not to renew an Employment Agreement at its expiration, if the Company terminates the employment of the executive officer without cause, or if the executive officer terminates employment for “good reason” (as defined in the Employment Agreement), then the executive officer would be paid a multiple of base salary and target bonus and would become immediately vested in any unvested equity grants. In these circumstances, the President and CEO would be paid three times his then-current base salary and target bonus, each of the two executive vice presidents would be paid two times his then-current base salary and target bonus, and each of the other executive officers would each be paid his then-current base salary and target bonus. Separation payments for the President and CEO and certain of the other officers would exceed IRC Section 162(m) deductibility limits.

Based upon a hypothetical termination date of December 31, 2007, the severance benefits for the named executive officers would have been as follows:

Name (1) (2)	Hypothetical Separation Payment to Executive on 12/31/07 (3)	Hypothetical Cost of Accelerated Vesting of Stock Grants as of 12/31/07 (4)	Total Cost of Hypothetical Separation Event as of 12/31/07
Randy L. Limbacher, President & Chief Executive Officer (PEO)(5)	$3,750,000	$1,796,062	$5,546,062
Michael J. Rosinski, Executive Vice President & Chief Financial Officer (PFO)	$800,000	$421,466	$1,221,466
Charles F. Chambers, Executive Vice President, Corporate Development (PEO)(NEO)(6)	$720,000	$418,513	$1,138,513
Michael H. Hickey, Vice President & General Counsel (NEO)	$319,200	$450,615	$769,815
Edward E. Seeman, Vice President, Northern Region (NEO)	$280,000	$258,819	$538,819
John L. Thibeaux, Vice President, Southern Region (NEO)(7)	$322,000	$296,677	$618,677

(1)	For this and subsequent tables, “PEO” is an acronym for Principal Executive Officer, “PFO” for Principal Financial Officer and “NEO” for Named Executive Officer.
(2)	Because Mr. Berilgen’s employment as President and CEO ended on July 15, 2007, hypothetical severance benefits are not shown in this table.
(3)	This column includes a multiple of base salary and bonus as described in the employment agreement.
(4)	The costs of accelerating the vesting of stock grants are represented in this column using the Company’s unamortized costs of the grants.
(5)	Mr. Limbacher became President and CEO effective November 1, 2007.
(6)	Mr. Chambers served as interim President and CEO from July 15, 2007 through October 31, 2007.
(7)	Mr. Thibeaux is disclosed because he was one of the three highest compensated NEOs during the period from July 15, 2007 through October 31, 2007. Mr. Thibeaux is no longer employed with the Company.

Change-in-Control Benefits

The Compensation Committee has determined that the interests of stockholders are best served if we provide separation benefits to eliminate, or at least reduce, the reluctance of executive officers to pursue potential corporate transactions that may be in the best interests of stockholders but that may have resulting adverse consequences to the executive officers’ employment situations. These “change-in-control” benefits apply when (i) the affected executive officer’s employment is terminated, or the executive officer resigns for good cause; and (ii) either of the preceding actions occurs within the two-year period following a “corporate change”. This so-called “double-trigger” provision ensures that these benefits would be payable only in the dual events of a corporate change and an adverse effect on the executive officer’s employment situation. Also, these benefits are not in addition to the severance pay described above – the executive cannot simultaneously be eligible for both.

For purposes of this section, a corporate change is defined as (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “corporate change merger”); (iii) the sale of all or substantially all of the assets of the Company or an affiliate as defined in the Company’s Long-Term Incentive Plan; or (iv) the occurrence of a change in control. A “change-in-control” shall be deemed to have occurred if (a) individuals who were directors of the Company immediately prior to a control transaction shall cease within two years of such control transaction to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company or to a Company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of the Company immediately prior to such control transaction or (b) any entity, person or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person or group directly or indirectly owning beneficially 50% or more of the outstanding shares of the Company’s common stock. As used above, a “control transaction” means (A) any tender offer for or acquisition of capital stock of the Company pursuant to which any person, entity, or group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock; (B) any corporate change merger of the Company; (C) any contested election of directors of the Company; or (D) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company.

If both events warranting the change-in-control payment occur, the affected executive will be paid a multiple of base salary and target bonus and will become immediately vested in any unvested equity grants. In such a circumstance, the President and CEO would be paid three times his then-current base salary and target bonus, and each of the other named executive officers would be paid two times his then-current base salary and target bonus. The cash components of any change-in-control benefits will be paid in a lump sum and the Company will also reimburse the executive’s cost of continuing health insurance for up to 18 months for the President and CEO, and for up to 12 months for the other executive officers. Because of the tax on so-called “parachute payments” imposed by Internal Revenue Code Section 280G, the Company has agreed to reimburse the officers for any excise taxes imposed as a result of a payment of change-in-control benefits and to gross up those tax payments to keep them whole. Change-in-control payments for the President and CEO and certain of the other officers would exceed IRC Section 162(m) deductibility limits.

Based upon a hypothetical termination from a change-in-control event as of December 31, 2007, the change-in-control termination benefits for the executive officers would have been as follows:

Name (1)	Hypothetical Change-in-Control Separation Payment to Executive on 12/31/07	Hypothetical Cost of Accelerated Vesting of Stock Grants as of 12/31/07 (2)	Hypothetical Cost of Payments of 280(g) Excise Tax and Tax Gross-Up (3)	Hypothetical Cost of Medical Insurance Reimbursement	Total Cost of Hypothetical Separation Event as of 12/31/07
Randy L. Limbacher, President & Chief Executive Officer (PEO)(4)	$3,750,000	$1,796,062	2,087,187	$21,120	$7,654,369
Michael J. Rosinski, Executive Vice President & Chief Financial Officer (PFO)	$800,000	$421,466	0	$14,080	$1,235,546

Charles F. Chambers, Executive Vice President, Corporate Development (NEO)(PEO)(5)	$720,000	$418,513	0	$9,630	$1,148,143
Michael H. Hickey, Vice President & General Counsel (NEO)	$638,400	$450,615	0	$12,630	$1,101,645
Edward E. Seeman, Vice President, Northern Region (NEO)	$560,000	$258,819	0	$10,400	$829,219
John M. Thibeaux, Vice President, Southern Division (NEO)(6)	$644,000	$296,677	0	$9,630	$950,307

(1)	Because Mr. Berilgen’s employment as President and CEO ended on July 15, 2007, hypothetical change-in-control benefits are not shown in this table.
(2)
The costs of accelerating the vesting of stock grants are represented in this column using the Company’s unamortized costs of the grants. A different and more precise calculation would be used to arrive at excise tax under IRC 280(G) at the time of an actual triggering event.

(3)
Except for Mr. Limbacher, hypothetical payments to all of the Company's named executive officers as of 12/31/07 would fall within the “safe harbor” provisions of IRC 280(G), and as such, no excise taxes on “parachute payments” or tax gross-ups are shown. Depending on circumstances, we may be liable for these excise taxes or gross-ups in future years.

(4)	Mr. Limbacher became President and CEO effective November 1, 2007.
(5)	Mr. Chambers served as interim President and CEO from July 15, 2007 through October 31, 2007.
(6)	Mr. Thibeaux is disclosed because he was one of the three highest compensated NEOs during the period from July 15, 2007 through October 31, 2007. Mr. Thibeaux is no longer employed with the Company.

Executive Officer and Director Compensation Tables
SUMMARY COMPENSATION TABLE FOR 2007 (1)
Name and Principal Position	Year	Salary (2)	Bonus (3)	Stock Awards (4)	Option Awards (5)	Non-Equity Incentive Plan Compen-sation (6)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings	All Other Compen-sation (7)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Randy L. Limbacher, President & Chief Executive Officer (PEO)(8)	2007	625,000	1,000,000	104,019	937,656	0	0	2,979	2,669,654
Michael J. Rosinski, Executive Vice President & Chief Financial Officer (PFO)	2007	250,000	20,000	123,683	198,026	95,000	0	24,490	711,199
	2006	230,000	70,000	134,204	125,825	0	0	25,198	585,227
Charles F. Chambers, Executive Vice President, Corp. Development (NEO)(PEO)(9)	2007	225,000	40,000	122,683	197,473	74,000	0	23,130	682,286
	2006	200,000	96,000	134,204	125,928	0	0	29,565	585,697
Michael H. Hickey, Vice President & General Counsel (NEO)	2007	228,000	50,000	123,553	175,886	72,000	0	23,461	672,900
	2006	228,000	35,000	111,167	110,038	0	0	22,430	506,635
Edward E. Seeman, Vice President, Northern Region (NEO)	2007	200,000	0	68,784	160,833	57,000	0	12,714	499,331
	2006	200,000	63,000	108,423	125,928	0	0	19,586	516,937
B.A. Berilgen, President & Chief Executive Officer (PEO) (10)	2007	233,589	0	328,498	492,584	339,000	0	2,019,645	3,413,316
	2006	400,000	348,000	357,968	408,926	0	0	30,323	1,545,217
John M. Thibeaux, Vice President, Southern Division (NEO)(11)	2007	230,000	25,000	57,581	72,288	0	0	21,693	406,562

(1)	Rosetta began business as an independent entity in 2005. We have not included 2005 compensation information because it would have represented only a portion of the year.
(2)
Annualized base salaries for 2006 are reflected as of 12/31/06, and annualized base salaries for 2007 are reflected as of 12/31/07. Mr. Berilgen received $233,589 in base salary payments from 1/1/07 until his departure on 7/15/07.

(3)
For 2006, reflects bonus payments for 2005 performance before the establishment of a bonus plan based on specific targets communicated to the participants. For 2007, reflects (a) signing bonuses paid to Messrs. Limbacher and Thibeaux, (b) special stipends paid to Messrs. Chambers and Rosinski for interim responsibilities during Rosetta’s search for a new president and CEO, and (c) a special retention payment to Mr. Hickey.

(4)
Represents the Company’s accounting expense for financial statement reporting purposes for the listed fiscal year for restricted shares awarded in that year and prior fiscal years, in accordance with FAS No. 123R. See the Grants of Plan-Based Awards Table herein for information on restricted share awards made in Fiscal Year 2007. These amounts reflect the Company’s accounting expense for these restricted share awards, and do not necessarily correspond to the actual value that will be recognized by the listed executives.

(5)
Represents the Company’s accounting expense for financial statement reporting purposes for the listed fiscal year for stock options awarded in that year and prior fiscal years, in accordance with FAS No. 123R. See the Grants of Plan-Based Awards Table herein for information on stock option awards made in Fiscal Year 2007. These amounts reflect the Company’s accounting expense for these option awards, and do not necessarily correspond to the actual value that will be recognized by the listed executives.

(6)
Beginning in 2006, the Compensation Committee established a non-equity incentive bonus plan in which payouts are based on the achievement of specific performance targets. Payouts from this plan were made in early 2007.

(7)
Elements exceeding $10,000 in “all other compensation” include the separation payment of $2,000,000 to Mr. Berilgen at the time of his departure in July 2007 (see Rosetta’s 8-K filing on July 9, 2007); and expenses for welfare benefits for Messrs. Rosinski ($14,987), Chambers ($10,961), Hickey ($12,061), Seeman, ($10,314), and Thibeaux ($10,093). No other single element of “all other compensation” exceeds $10,000 for any individual. Other compensation in this category includes, as appropriate, 401(k) match, employee parking, club dues and executive physicals.

(8)	Mr. Limbacher became President and CEO effective November 1, 2007.

(9)	Mr. Chambers served as interim President and CEO from July 15, 2007 through October 31, 2007.
(10)	Mr. Berilgen was President and CEO until July 15, 2007.
(11)
Mr. Thibeaux is disclosed because he was one of the three highest compensated NEOs during the period from July 15, 2007 through October 31, 2007. Mr. Thibeaux was not employed by the Company in 2006, and is no longer employed with the Company.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards; Number of shares of stock or units (2) (#)	All other option awards; Number of securities underlying options (3) (#)	Exercise or base price of option awards (4) ($/sh)	Grant Date Fair Value of Stock and Option Awards (5) ($)
		Threshold (1) ($)	Target ($)	Maximum (1) ($)	Threshold (#)	Target (#)	Maximum (#)
Randy L. Limbacher, President & Chief Executive Officer (PEO)(6)	11/1/07	-	625,000	-	-	0	-	102,100	102,100	18.61	2,837,737
Michael J. Rosinski, Executive Vice President & Chief Financial Officer (PFO)	1/2/07	-	195,000	-	-	0	-	10,000	22,000	18.51	388,438
Charles F. Chambers, Executive Vice President, Corporate Development (NEO)(PEO)(7)	1/2/07	-	180,000	-	-	0	-	10,000	22,000	18.51	388,438
Michael H. Hickey, Vice President & General Counsel (NEO)	1/2/07	-	156,000	-	-	0	-	8,000	20,000	18.51	332,916
Edward E. Seeman, Vice President, Northern Region (NEO)	1/2/07	-	80,000	-	-	0	-	6,000	10,000	18.51	203,508
B.A. Berilgen, President and CEO (PEO)(8)	1/2/07	-	0	-	-	-	-	30,000	70,000	18.51	1,201,806
John M. Thibeaux, Vice President, Southern Division (NEO)(9)	2/1/07	-	0	-	-	0	-	10,000	25,000	18.90	427,107
(1) The Non-Equity Incentive Plan has neither a threshold nor a maximum.
(2) The shares of restricted stock in this table were granted on 1/3/07, except for Mr. Limbacher (11/1/07) and Mr. Thibeaux (2/1/07), and the expense associated with these grants is also shown in the Summary Compensation Table. The restrictions will be lifted as to 25% of these shares on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, and the remaining 50% on the third anniversary of the date of grant, assuming that the executive remains employed by Rosetta or an affiliate on that date.
(3) The options in this table were granted on 1/3/07, except for Mr. Limbacher (11/1/07) and Mr. Thibeaux (2/1/07), and the expenses associated with these grants are also shown in the Summary Compensation Table. Except for Mr. Limbacher, whose options were fully vested at the date of grant, the options will vest and become exercisable as to 25% of the options on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, and the remaining 50% on the third anniversary of the date of grant, assuming that the executive remains employed by Rosetta or an affiliate on that date.
(4) Options were granted at an exercise price equal to the fair market value of the stock (average of high and low trades) on the grant date.
(5) Represents the dollar amount of the grant date fair value recognized in accordance with FAS No. 123R for each award of restricted shares to each Named Executive Officer. The fair value of stock option awards was calculated using a Black-Scholes model on the date of award. The fair value of restricted share awards was calculated using the fair market value of the common stock on the date of award. The fair value of each of the restricted shares awarded to Mr. Limbacher on 11/107 was $18.61. The fair value of each of the restricted shares awarded to Messrs. Chambers, Rosinski, Seeman, Hickey, and Berilgen on 1/2/07 was $18.525. The fair value of each of the restricted shares awarded to Mr. Thibeaux on 2/1/07 was $18.90.
(6) Mr. Limbacher became President and CEO effective November 1, 2007.
(7) Mr. Chambers served as interim President and CEO from July 15, 2007 through October 31, 2007.
(8) Mr. Berilgen was President and CEO until July 15, 2007.
(9) Mr. Thibeaux is disclosed as one of the three highest compensated NEOs during the period from July 15, 2007 through October 31, 2007. Mr. Thibeaux is no longer employed with the Company, and as such, no future incentive plan target is shown.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2007 (1)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexer-cised Options- Exer- cisable	Number of Securities Underlying Unexer- cised Options-Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexer-cised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested	Market Value of shares or Units of Stock That Have Not Been Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
Randy L. Limbacher, President & Chief Executive Officer (PEO)(7)	102,100	0	0	18.61	11/1/17	102,100	2,007,286	0	0
Michael J. Rosinski, Executive Vice President & Chief Financial Officer (PFO)	0	22,000 (3)	0	18.51	1/3/17	10,000	196,600	0	0
	2,300	6,900 (4)	0	18.23	2/24/16	3,750	73,725	0	0
	23,100	7,700 (5)	0	16.00	7/7/15	3,000	58,980	0	0
Charles F. Chambers, Executive Vice President, Corp. Development (NEO)(PEO)(8)	0	22,000 (3)	0	18.51	1/3/17	10,000	196,600	0	0
	2,000	6,000 (4)	0	18.23	2/24/16	3,750	73,725	0	0
	24,000	8,000 (5)	0	16.00	7/7/15	3,000	58,980	0	0
Michael H. Hickey, Vice President & General Counsel (NEO)	0	20,000 (3)	0	18.51	1/3/17	8,000	157,280	0	0
	2,187	6,563 (4)	0	18.23	2/24/16	5,250	103,215	0	0
	19,686	6,563 (6)	0	16.00	8/1/15	3,000	58,980	0	0
Edward E. Seeman, Vice President, Northern Region (NEO)	0	10,000 (3)	0	18.51	1/3/17	6,000	117,960	0	0
	2,000	6,000 (4)	0	18.23	2/24/16	0	0	0	0
	24,000	8,000 (5)	0	16.00	7/7/15	3,000	58,980	0	0
B.A. Berilgen, President and CEO (PEO)(9)	7,500	0	0	18.23	7/15/08	0	0	0	0
	75,000	0	0	16.00	7/15/08
John M. Thibeaux, Vice President, Southern Division (NEO)(10)	0	25,000	0	18.90	2/1/17	10,000	196,000	0	0

(1)	No options have been transferred.
(2)	Market value of restricted stock reflects a per-share price of $19.66, which was the fair market value on 12/31/07.
(3)	These unvested options vest 25% on 1/2/08, 25% on 1/2/09, and 50% on 1/2/10.
(4)	These unvested options vest 33.3% on 2/24/08, and 66.7% on 2/24/09.
(5)	These unvested options vest fully on 7/7/08.
(6)	These unvested options vest fully on 8/1/08
(7)	Mr. Limbacher became President and CEO effective November 1, 2007.
(8)	Mr. Chambers served as interim President and CEO from July 15, 2007 through October 31, 2007.
(9)	Mr. Berilgen was President and CEO until July 15, 2007.
(10)
Mr. Thibeaux is disclosed because he was one of the three highest compensated NEOs during the period from July 15, 2007 through October 31, 2007. Mr. Thibeaux is no longer employed with the Company. Due to the circumstances of his departure, all unvested options and restricted shares became fully vested in February 2008.

OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
	(#)	($)	(#)	($)

Randy L. Limbacher, President & Chief Executive Officer (PEO)(3)	0	0	0	0
Michael J. Rosinski, Executive Vice President & Chief Financial Officer (PFO)	0	0	2,750	56,601
Charles F. Chambers, Executive Vice President, Corp. Development (NEO)(PEO)(4)	0	0	2,353	47,895
Michael H. Hickey, Vice President & General Counsel (NEO)	0	0	2,390	44,218
Edward E. Seeman, Vice President, Northern Region (NEO)	0	0	1,033	22,654
B.A. Berilgen, President and CEO (PEO)(5)	0	0	7,354	150,371
John M. Thibeaux, Vice President, Southern Division (NEO)(6)	0	0	0	0

DIRECTOR COMPENSATION TABLE
(2) Reflects value of shares actually acquired, after payroll tax withholding, at fair market value on the date of vesting.
(3) Mr. Limbacher became President and CEO effective November 1, 2007.
(4) Mr. Chambers served as interim President and CEO from July 15, 2007 through October 31, 2007.
(5) Mr. Berilgen was President and CEO until July 15, 2007.
(6) Mr. Thibeaux is disclosed as one of the three highest compensated NEOs during the period from July 15, 2007 through October 31, 2007. Mr. Thibeaux is no longer employed with the Company.

DIRECTOR COMPENSATION TABLE

Director Name	Fees earned or paid in cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Richard W. Beckler	104,506	18,065	61,472	0	0	0	184,043
G. Louis Graziadio, III	53,005	18,605	61,472	0	0	0	132,542
D. Henry Houston	152,006	18,065	61,472	0	0	0	231,543
Josiah O. Low III	81,250	18,065	61,472	0	0	0	160,787
Donald D. Patteson, Jr.	117,755	18,065	61,472	0	0	0	198,087

Richard W. Beckler
(1)
Represents the Company’s accounting expense for financial statement reporting purposes for Fiscal Year 2007 for restricted shares awarded in 2007, in accordance with FAS No. 123R. These amounts reflect the Company’s accounting expense for these restricted share awards, and do not necessarily correspond to the actual value that will be recognized by the Directors.

(2)
Represents the Company’s accounting expense for financial statement reporting purposes for Fiscal Year 2007 for stock options awarded in 2007, in accordance with FAS No.123R. These amounts reflect the Company’s accounting expense for these option awards, and do not necessarily correspond to the actual value that will be recognized by the Directors.

(3)	Reflects expense for annual physical examination in 2007 for Mr. Patteson; no other directors took advantage of this benefit in 2007.

Note:  The Company does not provide a pension plan or a non-qualified deferred compensation plan at this time, and as such, has not included either the Pension Benefits Table or the Non-Qualified Deferred Compensation Table in this section.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Form 10-K.

COMPENSATION COMMITTEE

Donald D. Patteson, Jr., Chairman
Richard W. Beckler
D. Henry Houston
Josiah O. Low III

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2007, the following equity securities were authorized for issuance under the Company’s existing compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Securities	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	972,600	$17.337	1,138,630
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	972,600	$17.337	1,138,630

(1)	Includes all stock options currently granted whether or not vested (1,062,600), less all that have been exercised to date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required, the Company is not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or following the end of Fiscal Year 2007.

CERTAIN TRANSACTIONS

We have entered into employment agreements with each of the executive officers. See “Compensation Committee Discussion and Analysis” for a detailed description of those agreements. Additionally, we have entered into indemnification agreements with the members of the Board of Directors. During 2007, the Company amended the Employment Agreements of the officers of the Company to comply with the provisions of the Internal Revenue Service Section 409A. See Exhibits 10.36, 10.37 and 10.38 to the Company’s Form 10-K filed on February 29, 2008, and Exhibits 10.2 and 10.3 to the Company’s 10-Q filed on November 9, 2007.

On July 6, 2007, the Company entered into a Severance Agreement and General Release with B.A. Berilgen, who was the former President, Chief Executive Officer and Chairman of the Board of the Company. See Exhibit 99.1 to Form 8-K filed July 9, 2007.

Effective November 1, 2007, the Company entered into an Employment Agreement with Randy L. Limbacher to employ him as the Company’s President and Chief Executive Officer. See Ex. 99.1 to Form 8-K filed November 5, 2007.

In July 2005, we acquired the domestic oil and natural gas business from Calpine Corporation. At the time of the closing of the transaction, the Company was a wholly-owned indirect subsidiary of Calpine. Upon closing of the transaction, Calpine no longer owned any of the Company’s common stock or other security. After closing the transaction, Calpine was not an affiliate of the Company. In connection with the transaction with Calpine, the Company entered into certain contracts necessary to complete the transaction. Under a purchase and sale agreement, the Company completed the acquisition of the subsidiaries which held the domestic oil and natural gas properties. Company currently has indemnification obligations and rights under the purchase and sale agreement. On July 7, 2005, Company entered into a gas purchase contract with an affiliate of Calpine under which the Company sells a substantial amount of its California natural gas production through 2009 with Calpine having a ten year right of first refusal thereafter. Under the gas purchase contract, the Company has the right to sell to third parties if Calpine breaches its obligation to fund a daily margin account and it fails to cure within sixty (60) days. The Company also entered into a gas marketing agreement under which an affiliate of Calpine provides gas marketing services for the Company’s sale of natural gas which, unless extended by mutual agreement, those agreements were to expire on June 30, 2007. On August 3, 2007, and effective as of July 1, 2007, the Company entered into Marketing and Related Services Agreement with Calpine Producer Services, L.P. which extends the gas purchase contract and gas marketing agreement through June 30, 2009. See Exhibit 10.5 to Form 10-Q filed November 9, 2007. Also on August 3, 2007, the Company entered into a Partial Transfer and Release Agreement with Calpine Corporation and certain of its related subsidiaries to resolve disputes involving certain properties that were part of Calpine’s domestic oil and natural gas business sold to the Company in July, 2005. See Exhibit 10.4 to Form 10-Q filed November 9, 2007.

In January 2006, the Company purchased certain leases from LOTO Energy II, LLC (“LOTO II”) for cash, subject to a retained overriding royalty in favor of LOTO II. The Company also made certain ongoing development commitments to LOTO II associated with these leases. G. Louis Graziadio, III, a Company director, was president of LOTO II at the time of this purchase. LOTO II is indirectly owned in part by trusts established by Mr. Graziadio for the benefit of certain members of his family. Mr. Graziadio has disclaimed any legal and beneficial interest in the trusts.

Additionally, the Company entered into several contracts under which all obligations have been performed or the performance is immaterial to the Company’s business and operations.

The Company has a related party transactions procedure for the review, approval or ratification of related party transactions, which are defined as all current or proposed transactions in excess of $120,000 in which (i) the Company is a participant and (ii) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest.

All executive officers and directors are required to notify the General Counsel or the Corporate Secretary as soon as practicable of any proposed related party transaction. The General Counsel will determine whether a potential transaction or relationship constitutes a related party transaction that requires compliance with the policy and/or disclosure as a related party transaction under applicable SEC rules. If the General Counsel determines that the transaction or relationship constitutes a Related Party Transaction, the transaction is referred to the Nominating and Governance Committee. Any member of the Nominating and Governance Committee who has an interest in the transaction presented for consideration will abstain from voting on the Related Party Transaction.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is composed entirely of independent directors, has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for 2008 and the Company’s effectiveness of internal control over financial reporting. The Board has endorsed this appointment. PricewaterhouseCoopers LLP previously audited the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting from the inception of the Company through December 31, 2007.

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the year ended December 31, 2007 were $1,703,000 and for the year ended December 31, 2006 were $1,201,000.

The Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of
Rosetta Resources Inc.:

The primary purpose of the Audit Committee of the Company’s Board of Directors is to assist the Board of Directors in fulfilling its responsibilities for monitoring (i) the integrity of the quarterly and annual financial and accounting information to be provided to the stockholders and the SEC; (ii) the system of internal controls that management has established; (iii) the Company’s registered public accountant’s qualifications and independence, (iv) the performance of the Company’s internal audit functions and its registered public accountant; and (v) the Company’s compliance with legal and regulatory requirements governing the preparation and reporting of financial information. The Audit Committee’s function is more fully described in its charter, a copy of which is posted on our website at www.rosettaresources.com, and may also be obtained by written request to the attention of the Corporate Secretary of the Company at 717 Texas, Suite 2800, Houston, Texas  77002. The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, held twenty meetings during 2007, including regular meetings and special meetings addressing earnings releases and related matters.

Messrs. Beckler, Houston, Low, and Patteson serve on the Audit Committee, all of whom are “independent” under the listing standards of The NASDAQ Stock Market LLC and the SEC’s rules. Mr. Houston is the chairman of the Audit Committee. Messrs. Houston and Low are “Audit Committee financial experts,” as defined under the rules of the SEC.

Review and Discussion

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with PricewaterhouseCoopers LLP (“PWC”), the Company’s registered public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as updated by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications). Additionally, PWC has provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the committee discussed the auditors’ independence with management and the auditors.

Based on the Audit Committee’s discussions with management and the registered public accountants, and its review of the representations of management and the report of PWC to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

Fees Paid to PricewaterhouseCoopers LLP for Fiscal Years 2007 and 2006:
(In $ Thousands)	2007	%	2006	%
Audit Fees................................................................................................................................................................................	$ 1,703	100%	1,157	96.3%
Audit Related Fees..................................................................................................................................................................	—	—	44 (1)	3.7%
Tax..............................................................................................................................................................................................	—	—	—	—
Other..........................................................................................................................................................................................	—	—	—	—

(1)	The audit related fees were for professional services rendered in connection with SOX 404 implementation activities.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services by a registered public accountant prior to the receipt of such services. Any pre-approval of non-audit services by the Audit Committee Chair shall be reported to the Audit Committee at its next scheduled meeting.

All fees for 2007 set forth in the table above were pre-approved by the Audit Committee Chair or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

Engagement

We have selected PWC as the Company’s independent public accountants for the year ending December 31, 2008. PWC has audited the Company’s financial statements and the predecessor’s financial statements since 2003.

Recommendation

The Audit Committee recommends that PWC be ratified to be the Company’s independent public accountant for 2008.

As of the date of this Proxy, a representative of PWC is expected to attend the Annual Meeting and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the SEC, or shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Exchange Act.

AUDIT COMMITTEE

D. Henry Houston, Chairman
Donald D. Patteson, Jr.
Richard W. Beckler
Josiah O. Low III

- 29  -

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2005 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES OF COMMON STOCK FOR AWARDS FROM 3,000,000 TO 4,950,000

The Board of Directors believes that it has been able to attract, motivate and retain highly qualified individuals to serve as employees, officers or directors in part through the use of equity compensation awards. Equity compensation aligns the recipients with the interests of the stockholders, and ties a portion of both employee and officer compensation directly to stockholder value because the value of such awards depends on the appreciation of the shares of the Company’s stock. The Board of Directors believes that the current number of shares available under the 2005 Long-Term Incentive Plan (the “Plan”) will not be sufficient in the near future to allow the purposes of the Plan to continue to be fulfilled by the Board in approving grants under the Plan to the Company’s directors, officers and employees.

The Board of Directors considers the dilutive effect of increasing the number of available shares under the Plan in deciding whether to seek stockholder approval of an amendment to increase the number of shares available for awards under the Plan. The Compensation Committee considers the total potential dilution of the outstanding shares of Company stock if all outstanding stock options were exercised and all restricted shares vested. The total number of shares of the Company’s common stock available for awards under the plan after the proposed increase under this Proposal 3 will not exceed 10% of the Company’s current outstanding shares of common stock. The Amended and Restated 2005 Long-Term Incentive Plan is attached hereto as Appendix C.

Of the 3,000,000 shares currently under the Plan, 624,568 shares remain available. The closing price of a share of the Company’s common stock on March 25, 2007 was $ 18.83.

Federal Income Tax Consequences Associated with Awards Granted Under the Plan.  The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences associated with the grant of awards under the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances, thus the tax consequences for any particular individual may be different. Also, this information may not be applicable to any employees of foreign subsidiaries or to participants who are not residents of the United States.

Several different types of incentive awards may be issued under the Plan. The tax consequences related to the issuance of each type of award is discussed separately below.

Nonqualified Stock Options and Stock Appreciation Rights (SARs).  Nonqualified stock options granted under the Plan are not intended to qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. A participant receiving a nonqualified stock option or SAR that has been issued with an exercise price not less than the fair market value of the Company’s common stock on the grant date will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a nonqualified stock option or SAR, the difference between the exercise price and any higher market value of the stock on the date of exercise will be ordinary income to the participant. When a participant disposes of shares acquired by the exercise of the option or SAR, any additional gain or loss will be a capital gain or loss.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or SAR or a sale or disposition of the shares acquired upon exercise of the stock option or SAR. However, upon the exercise of a nonqualified stock option or SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Restricted Stock Awards, Restricted Stock Unit Awards and Stock-Based Awards. Generally, the recipient of a restricted stock award or restricted stock unit award has no federal income tax consequences at the time of grant. Rather, at the time the shares are vested and no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture ceases over the amount paid, if any, by the participant for such stock. For a restricted stock award only, the participant may instead elect to be taxed at the time of grant by making an election under Section 83(b) of the Internal Revenue Code.

In the year that the recipient of a restricted stock award, restricted stock unit award or stock-based award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under the Internal Revenue Code. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss.

Performance-Based Awards. With certain exceptions, Section 162(m) of the Internal Revenue Code denies a deduction to the Company for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. One such exception applies to certain performance-based compensation as described in Section 162(m), and certain awards granted under the Plan will be intended to qualify as performance-based compensation. The Plan contains provisions consistent with the requirements for performance-based compensation under Section 162(m). However, the Compensation Committee may award non-deductible compensation when such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Section 409A.  Section 409A of the Internal Revenue Code provides certain new requirements for non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of deferred compensation. Section 409A also generally provides that distributions must be made on or after the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form of distribution, after the compensation has been deferred.

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A, an additional 20% federal income tax is imposed on compensation recognized as ordinary income, as well as interest on such deferred compensation.

ERISA.  The Company believes that the Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

The Board recommends a vote FOR approval of an amendment of the 2005 Long-Term Incentive Plan to increase the number of available shares of common stock for awards from 3,000,000 to 4,950,000.

OTHER BUSINESS

Management does not intend to bring any other business before the meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company’s proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders must have been received by the Company no later than January 18, 2008. No Stockholder proposals were received by the Company by the required date.

To be considered for inclusion in the Proxy Statement for the Company’s 2009 Annual Meeting of Stockholders, under Rule 14a-8 of the SEC, a stockholder proposal must be received at the Company’s principal executive offices at 717 Texas, Suite 2800, Houston, Texas 77002; Attn.: Corporate Secretary, by December 1, 2009.

The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone or telegraph by officers, agents or employees of the Company, who will receive no additional compensation therefore. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

ADDITIONAL INFORMATION

Annual Report

The annual report to stockholders for the year ended December 31, 2007 is being mailed to all stockholders entitled to vote at the meeting. The annual report to stockholders does not form any part of the proxy soliciting materials. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, are available without charge to stockholders through the Investor Relations section of the website at www.rosettaresources.com or upon request to Michael J. Rosinski, Secretary of Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, Texas 77002.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Secretary of the Company at 717 Texas, Suite 2800, Houston, Texas 77002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Number of Proxy Statements and Annual Reports

Only one copy of this Proxy Statement and the annual report accompanying this Proxy Statement will be mailed to stockholders who have the same address unless we receive a request that the stockholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting stockholder.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By order of the Board of Directors of
ROSETTA RESOURCES INC.

Michael J. Rosinski
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Houston, Texas
April 1, 2008

APPENDIX A

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
Effective February 26, 2008

The Board of Directors believes that non-employee directors more effectively represent Rosetta Resources Inc.’s (“Rosetta”) shareholders, if they are shareholders themselves. Therefore, the Board of Directors (the “Board”) has adopted the following Non-employee Director Stock Ownership Guidelines.

Non-employee Director Stock Ownership Guidelines

Each non-employee director must own at least ten thousand (10,000) shares of Rosetta’s Common Stock. This minimum stock ownership level must be achieved by each non-employee director within either three (3) years after: (i) the date of each non-employee director joining the Board, or (ii) the date these guidelines are approved and made effective, whichever date last occurs. Any change in the value of the stock (such as a stock split, stock dividend, recapitalization, etc.) will not affect the minimum number of shares each non-employee director must hold.

After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the non-employee director remains on the Board.

Counting Shares Owned

Stock that counts towards satisfaction of the Non-employee Director Stock Ownership Guidelines includes:

1.	Shares purchased on the open market;

2.	Shares obtained through stock option exercises that the director continues to hold;

3.	Restricted stock (vested and unvested);

4.	Shares beneficially owned in a trust, by a spouse and/or minor children; and

5.	Vested Stock options.

Exceptions

There may be instances where these guidelines would place a hardship on a non-employee director. The Nominating and Corporate Governance Committee will make the final decision as to developing or waiving an alternative stock ownership guideline for a non-employee director that addresses the non-employee director’s personal circumstances and satisfies the purposes of these guidelines.

A-1

APPENDIX B

OFFICERS STOCK OWNERSHIP GUIDELINES
Effective February 26, 2008

The Board of Directors believes that officers more effectively represent Rosetta Resources Inc.’s (“Rosetta’s”) shareholders and display confidence in the company, if they are shareholders themselves. Therefore, the Board of Directors has adopted the following Officers Stock Ownership Guidelines.

Officers Stock Ownership Guidelines

Each Officer must own a certain number of shares of Rosetta’s Common Stock based on his or her level of office, as applicable. The applicable minimum number of shares to be held by each officer by office level are as follows:

President and Chief Executive Officer ....................................................................................................................................................................................................
Two Hundred Fifty Thousand (250,000) shares

Any Executive Vice President    ...
Fifty Thousand (50,000) shares

Any Vice President  ...
Twenty-five Thousand (25,000) shares

Any change in the value of the stock (such as a stock split, stock dividend, recapitalization, etc.) will not affect the minimum number of shares each officer for his or her office level must hold.

The minimum stock ownership level for each officer must be achieved within either, three (3) years after: (i) the date these guidelines are approved and made effective, or (ii) the date of each officer’s appointment to his or her particular office, whichever date last occurs. Appointment to a new higher level of office within the original three (3) year period restarts the required three (3) year period from the date of appointment to such new higher level of office. After each officer achieves the minimum number of shares for his or her level of office, as applicable, ownership of the minimum number of shares for that level of office must be maintained.

Counting Shares Owned

Stock that counts towards satisfaction of the Officers Stock Ownership Guidelines includes:

1.	Shares purchased on the open market;

2.	Shares obtained through stock option exercises that the officer continues to hold;

3.	Restricted stock (vested and unvested);

4.	Shares beneficially owned in a trust, by a spouse and/or minor children; and

5.	Vested Stock options.

Exceptions

There may be instances where these guidelines would place a hardship on an officer. The Nominating and Corporate Governance Committee will make the final decision as to developing or waiving an alternative stock ownership guideline for an officer that addresses the officer’s personal circumstances and satisfies the purposes of these guidelines.

B-1

APPENDIX C

AMENDED AND RESTATED
ROSETTA RESOURCES INC.
2005 LONG-TERM INCENTIVE PLAN

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1 Establishment and Purpose. Rosetta Resources Inc. (“Rosetta”) hereby establishes the Rosetta Resources Inc. 2005 Long-Term Incentive Plan, as set forth in this document. The purpose of the Plan is to attract and retain highly qualified individuals and service providers, to further align the interests of Company employees and other service providers with those of the stockholders of Rosetta, and closely link compensation with Company performance. Rosetta is committed to creating long-term stockholder value. Rosetta’s compensation philosophy is based on a belief that Rosetta can best create stockholder value if key employees, directors, and certain others providing services to the Company act and are rewarded as business owners. Rosetta believes that an equity stake through equity compensation programs effectively aligns employee and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

1.2 Effectiveness and Term. This Plan shall become effective as of July 7, 2005 (the “Effective Date”), contingent on the closing of the Acquisition and the Offering, provided that prior to the Effective Date the Plan is duly approved by the holders of at least a majority of the shares of Common Stock either (i) present or represented and entitled to vote at a special meeting of the stockholders of Rosetta duly held in accordance with applicable law or (ii) by written action in lieu of a meeting in accordance with applicable law. Unless terminated earlier by the Board pursuant to Section 14.1, this Plan shall terminate on the day prior to the tenth anniversary of the Effective Date.

ARTICLE II. DEFINITIONS

2.1 “Acquisition” means the closing of the transactions contemplated by the Purchase and Sale Agreement.

2.2 “Affiliate” means (i) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of Rosetta, as those terms are defined in sections 424(e) and (f) of the Code, respectively, and (ii) with respect to other Awards, (A) a “parent corporation” or a subsidiary corporation” of Rosetta as defined in (i) above, (B) a limited liability company, partnership or other entity in which Rosetta controls 50% or more of the voting power or equity interests.

2.3 “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination.

2.4 “Award Agreement” means a written agreement between Rosetta and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

2.5 “Board” means the Board of Directors of Rosetta.

2.6 “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by Rosetta with respect to a share of Common Stock during the period such Award is outstanding.

2.7 “Cause” means a finding by the Committee of acts or omissions constituting, in the Committee’s reasonable judgment, (i) a breach of duty by the Participant in the course of his employment or service involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (ii) conduct by the Participant that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the Participant to such an extent that the Company’s best interests reasonably require the termination of the Participant’s employment or service; (iii) acts or omissions of the Participant materially in violation of his obligations under any written employment or other agreement between the Participant and the Company or at law; (iv) the Participant’s failure to comply with or enforce Company policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (v) the Participant’s repeated insubordination; (vi) the Participant’s failure to comply with or enforce, in any material respect, all other personnel policies of the Company; (vii) the Participant’s failure to devote his full (or other required) working time and best efforts to the performance of his responsibilities to the Company; or (viii) the Participant’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

2.8  “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.9  “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board; provided, however, that with respect to the application of the Plan to Awards made to Outside Directors, the “Committee” shall be the Board. During such time as the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be an Outside Director. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

2.10 “Common Stock” means the common stock of Rosetta, $0.001 par value per share, or any stock or other securities of hereafter issued or issuable in substitution or exchange for the Common Stock.

2.11 “Company” means Rosetta and any Affiliate.

2.12 “Corporate Change” means (i) the dissolution or liquidation of Rosetta; (ii) a reorganization, merger or consolidation of Rosetta with one or more corporations (other than a merger or consolidation effecting a reincorporation of Rosetta in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of Rosetta and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A “Change in Control” shall be deemed to have occurred if (x) individuals who were directors of Rosetta immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the Board of Directors of any successor to Rosetta or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of Rosetta immediately prior to such Control Transaction or (y) any entity, person or Group acquires shares of Rosetta in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, “Control Transaction” means (A) any tender offer for or acquisition of capital stock of Rosetta pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock; (B) any Corporate Change Merger of Rosetta; (C) any contested election of directors of Rosetta; or (D) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act. Notwithstanding the foregoing, “Corporate Change” shall not include the Acquisition, the Offering, or any public offering of equity of Rosetta pursuant to a registration that is effective under the Securities Act.

2.13 “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Rosetta with respect to a share of Common Stock during the period such Award is outstanding.

2.14 “Effective Date” means the date this Plan becomes effective as provided in Section 1.2.

2.15 “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include an Outside Director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” means the fair market value of the Common Stock, as determined in good faith by the Committee or (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by NASDAQ for the date the Award is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

2.18 “Good Reason” means any of the following actions if taken without the Participant’s prior written consent: (i) any material failure by the Company to comply with its obligations under the terms of a written employment agreement; (ii) any demotion of the Participant as evidenced by a material reduction in the Participant’s responsibilities, duties, compensation, or benefits; or (iii) any permanent relocation of the Participant’s place of business to a location 50 miles or more from the then-current location. Neither a transfer of employment among Rosetta and any of its Affiliates, a change in the co-employment relationship, nor a mere change in job title or reporting structure constitutes “Good Reason.”

2.19  “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.20 “Inability to Perform” means and shall be deemed to have occurred if the Participant has been determined under the Company’s or any co-employer’s long-term disability plan to be eligible for long-term disability benefits. In the absence of the Participant’s participation in, application for benefits under, or existence of such a plan, “Inability to Perform” means a finding by the Committee in its sole judgment that the Participant is, despite any reasonable accommodation required by law, unable to perform the essential functions of his position because of an illness or injury for (i) 60% or more of the normal working days during six consecutive calendar months or (ii) 40% or more of the normal working days during twelve consecutive calendar months.

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of section 422(b) of the Code.

2.22 “NASDAQ” means The NASDAQ Stock Market, Inc.

2.23 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24 “Offering” means the offering, sale and issuance by Rosetta of Common Stock as set forth that certain offering memorandum initially dated June 9, 2005.

2.25 “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.26 “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

2.27 “Outside Director” means a member of the Board who: (i) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (ii) from and after the date on which the remuneration paid pursuant to the Plan becomes subject to the deduction limitation under Section 162(m) of the Code, qualifies as an “outside director” under Section 162(m) of the Code, (iii) qualifies as a “non-employee director” of Rosetta under Rule 16b-3, and (iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.28 “Participant” means an Employee, director, or other individual or entity who performs services for the Company that has been granted an Award; provided, however, that no Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

2.29 “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.

2.30 “Permitted Transferee” shall have the meaning given such term in Section 15.4.

2.31 “Plan” means the Rosetta Resources Inc. 2005 Long-Term Incentive Plan, as in effect from time to time.

2.32 “Purchase and Sale Agreement” means that certain Purchase and Sale Agreement by and among Calpine Gas Holdings LLC, Calpine Fuels Corporation, Calpine Corporation and Rosetta dated July 7, 2005.

2.33 “Purchased Restricted Stock” shall have the meaning given such term in Section 9.2.

2.34 “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

2.35 “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.36 “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.37 “Rosetta” means Rosetta Resources Inc., a Delaware corporation, or any successor thereto.

2.38 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.39 “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.40 “Securities Act” means the Securities Act of 1933, as amended.

2.41 “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

ARTICLE III. PLAN ADMINISTRATION

3.1 Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:  (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives.

3.2 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Rosetta with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

4.1 Available Shares.

(a)           Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 4,950,000 shares of Common Stock.

(b)           The maximum number of shares of Common Stock that may be subject to Incentive Stock Options granted under the Plan is 4,950,000. The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to any one Participant (i) during the fiscal year of Rosetta in which the Participant is first hired by the Company is 300,000 shares and (ii) during each subsequent fiscal year is 200,000 shares. The limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2.

(c)           Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, Rosetta will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

4.2 Adjustments for Recapitalizations and Reorganizations. Subject to Article XIII, if there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without Rosetta’s receipt of consideration, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or Rosetta’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of Rosetta other than cash, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards shall be equitably and proportionately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

4.3 Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a) Options, Restricted Stock and Stock Awards. The grant of Options, Restricted Stock or Stock Awards shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b) SARs. The grant of SARs that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Common Stock with respect to which the Award is exercised over the number of shares of Common Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan. The grant of SARs that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(c) Restricted Stock Units. The grant of Restricted Stock Units (including those credited to a Participant in respect of a Dividend Unit Right) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(d) Other Incentive Awards. The grant of a Performance Award or Other Incentive Award in the form of Common Stock or that may be paid or settled (i) only in Common Stock or (ii) in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of a Performance Award or Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(e) Cancellation, Forfeiture and Termination. If any Award referred to in Sections 4.3(a), (b), (c), or (d) (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

(f) Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V. ELIGIBILITY

5.1 The Committee shall select Participants from those Employees, Outside Directors and other individuals or entities providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI. FORM OF AWARDS

6.1 Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI, and Stock Awards and Other Incentive Awards pursuant to Article XII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure than an Award constitutes “qualified performance based compensation” within the meaning of section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law, an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

6.2 No Repricing or Reload Rights. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Option that is under water for the purpose of granting a replacement Award of a different type.

6.3 Loans. The Committee may, in its sole discretion, approve the extension of a loan by the Company to a Participant who is an Employee to assist the Participant in paying the exercise price or purchase price of an Award; provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law. Any loan will be made upon such terms and conditions as the Committee shall determine.

ARTICLE VII. OPTIONS

7.1 General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

7.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and complies with section 409A of the Code. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3 Restrictions Relating to Incentive Stock Options.

(a) Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Rosetta or an Affiliate, within the meaning of section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

(b)
Each Participant awarded an Incentive Stock Option shall notify Rosetta in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.4 Exercise of Options.

(a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Rosetta, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b) Upon exercise of an Option, the exercise price of the Option shall be payable to Rosetta in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(c) During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Rosetta or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Rosetta to pay the exercise price and any required withholding taxes.

(d)  As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Rosetta shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

7.5 Termination of Employment or Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a)  Termination Other Than For Cause. If the employment or service of a Participant shall terminate for any reason other than Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service or (ii) the expiration of the term of such Option.

(b)  Termination for Cause. Notwithstanding paragraphs (a) above, if the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of employment or service or (ii) the expiration of the terms of such Option.

Notwithstanding the foregoing, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Rosetta or an Affiliate (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

ARTICLE VIII. STOCK APPRECIATION RIGHTS

8.1 General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and comply with section 409A of the Code. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than ten years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

8.2 Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Rosetta, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement; provided, however, that if SARs are to be settled in cash, the SARs shall be structured to avoid negative tax consequences to the Participant under Section 409A of the Code.

ARTICLE IX. RESTRICTED STOCK

9.1  General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable Federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2  Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock (“Purchased Restricted Stock”).

9.3  Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

9.4 Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of Rosetta, in the name of a nominee of Rosetta, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) Rosetta shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

9.5  Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of Rosetta or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XIII, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS

10.1 General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited, and providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

10.2  Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3  Cash Dividend Rights and Dividend Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion.

10.4  Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period. Awards of Restricted Stock Units are considered nonqualified deferred compensation subject to section 409A of the Code and will be designed to comply with that section.

ARTICLE XI. PERFORMANCE AWARDS

11.1 General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock, or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

11.2  Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (i) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (ii) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (iii) the performance period over which performance is to be measured, (iv) the timing of any payments to be made, (v) restrictions on the transferability of the Award, and (vi) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

11.3  Code Section 162(m) Requirements. From and after the date on which remuneration paid pursuant to the Plan becomes subject to the deduction limitation of Section 162(m) of the Code, the Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the requirements for “performance-based compensation” under section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any Performance Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in Section 11.4 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. The maximum amount that may be paid in cash pursuant to Performance Awards granted to a Participant with respect to a Rosetta’s fiscal year that are intended to satisfy the 162(m) Requirements is $1,000,000; provided, however, that such maximum amount with respect to a Performance Award that provides for a performance period longer than one fiscal year shall be the foregoing limit multiplied by the number of full fiscal years in the performance period. At the time of the grant of a Performance Award and to the extent permitted under Code section 162(m) and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

11.4  Performance Goals. The performance measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria:  (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (ii) return on equity, (iii) return on assets or net assets, (iv) return on capital or invested capital and other related financial measures, (v) cash flow, (vi) revenues, (vii) income or operating income, (viii) expenses or expense levels, (ix) one or more operating ratios, (x) stock price, (xi) total stockholder return, (xii) market share, (xiii) operating profit, (xiv) profit margin, (xv) capital expenditures, (xvi) net borrowing, debt leverage levels, credit quality or debt ratings, (xvii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (xviii) net asset value per share, (xix) economic value added, (xx) individual business objectives, (xxi) growth in production, and (xxii) added reserves. The performance goals based on these performance measures may be made relative to the performance of other business entities.

11.5  Certification and Negative Discretion. Prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been achieved or satisfied. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a Performance Award.

ARTICLE XII. STOCK AWARDS AND OTHER INCENTIVE AWARDS

12.1  Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award.

12.2  Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XIII. CORPORATE CHANGE

13.1  Vesting of Awards. Except as provided otherwise below in this Article or in an Award Agreement at the time an Award is granted or amended, notwithstanding anything to the contrary in this Plan, if a Participant's employment or service with the Company is terminated for any reason other than death, Cause or Inability to Perform or if a Participant voluntarily terminates employment or service for Good Reason, in either case within the one-year period following a Corporate Change of Rosetta, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:

(a) if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Participant's termination of employment or service; or
(b) if exercise of the Award is required, the Award may be exercised in full commencing on the date of the Participant's termination of employment or service.

In the event all outstanding Awards are replaced in connection with a Corporate Change by comparable types of awards of at least substantially equivalent value, as determined by the Committee in its sole discretion, such replacement awards shall provide for automatic acceleration or waiver as provided above in the event of a Participant's involuntary termination of employment or service with the Company other than for Cause or voluntary termination of employment or service for Good Reason, as applicable.

13.2  Cancellation of Awards. Notwithstanding the foregoing, on or prior to the date of a Corporate Change, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the exercise price or grant price, and (ii) with respect to Participants holding Restricted Stock, Restricted Stock Units, Performance Awards or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), the Committee may determine that such Participants shall receive payment in settlement of such Awards (and dividend rights), in an amount equivalent to the value of such Awards (and dividend rights) at the time of such settlement.

ARTICLE XIV. AMENDMENT AND TERMINATION

14.1 Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (i) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) counsel for Rosetta determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted. An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to new statutory or regulatory requirements that arise after submission of the Plan to stockholders for their approval, such as, without limitation, changes to section 409A of the Code, or regulations issued thereunder. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

14.2  Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE XV. MISCELLANEOUS

15.1  Award Agreements. After the Committee grants an Award under the Plan to a Participant, Rosetta and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on Rosetta’s records for the Plan. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

15.2  Listing; Suspension.

(a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Rosetta shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)  If at any time counsel to Rosetta or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Rosetta or its Affiliates under the laws of any applicable jurisdiction, Rosetta or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Rosetta or its Affiliates.

(c) Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

15.3  Additional Conditions. Notwithstanding anything in the Plan to the contrary:  (i) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Rosetta a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (ii) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

15.4  Transferability.

(a)  All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Rosetta of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)  Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c)  If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to Rosetta. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d)  Incident to a Participant’s divorce, the Participant may request that Rosetta agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan. Rosetta’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Rosetta. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Rosetta harmless from any claim that may arise out of Rosetta’s observance of the terms of any such domestic relations order.

15.5  Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

15.6  No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

15.7  Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Rosetta or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his address as set forth in the records of the Company or (ii) to Rosetta at the principal executive offices of Rosetta clearly marked “Attention:  General Counsel.”

15.8  Compliance with Law and Stock Exchange or Association Requirements. In addition, it is the intent of Rosetta that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Committee may permit or require, and any Award granted that is subject to Section 409A of the Code, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange requirements or modify an Award to bring it into compliance with any government regulation or stock exchange requirements. The Committee may agree to limit its authority under this Section.

15.9   California Blue Sky Laws. Prior to the effective registration of the Common Stock under Section 12 of the Exchange Act, (i) Rosetta shall deliver a balance sheet and an income statement at least annually to each Participant performs services in the State of California, unless such Participant is a key employee whose duties in connection with the Company assure such Participant access to equivalent information, (ii) the Compensation Committee may not impose upon any Award grant made to a Participant performs services in the State of California a vesting schedule that is more restrictive than 20 percent per year vesting, with the initial vesting to occur not later than one year after the Award’s grant date; provided, however, that such vesting limitation shall not be applicable to any Award grants made to individuals who are officers of Rosetta and (iii) with respect to California Participants (including any individual whose Award is based in whole or in part on services performed in California), the Plan shall otherwise be administered in accordance with California Corporations Code section 25102(o) and California Code of Regulations, Title 10, sections 260.140.41, 260.140.42, 260.140.45, and 260.140.46.

15.10  Binding Effect. The obligations of Rosetta under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Rosetta, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Rosetta. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

15.11 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

15.12 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent Rosetta or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Rosetta or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Rosetta or any Affiliate as a result of such action.

15.13 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

15.14 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Rosetta as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

15.15 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by Rosetta or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Rosetta or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

15.16 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation Rosetta and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

15.17  Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Rosetta or an Affiliate to the Participant.

15.18  Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.